UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Xilinx, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 30, 2007

Dear Xilinx Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders to be held on Thursday, August 9, 2007 at 11:00 a.m. Pacific Daylight Time, at the headquarters of Xilinx, Inc. (“Xilinx” or the “Company”) located at 2050 Logic Drive, San Jose, California 95124. We look forward to your attendance either in person or by proxy. For your convenience, we are pleased to offer a live webcast of our annual meeting at www.investor.xilinx.com.

If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card from the Company’s Board of Directors (the “Board”) and the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2007 are enclosed. If you received your annual meeting materials via email, the email contains voting instructions and links to the annual report and proxy statement on the Internet.

At this meeting, the agenda includes:

  the annual election of directors;

  a proposal to approve an amendment to the Company’s 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares;

  a proposal to approve an amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 5,000,000 shares; and

  a proposal to ratify the appointment of our external auditors, Ernst & Young LLP.

The agenda will also include any other business that may properly come before the meeting or any adjournment or postponement thereof. The Board recommends that you vote FOR the election of each of the director nominees nominated by the Board’s Nominating and Governance Committee, FOR the increase in the number of shares in the Company’s Employee Qualified Stock Purchase Plan, FOR the increase in the number of shares in the Company’s 2007 Equity Incentive Plan, and FOR the ratification of appointment of Ernst & Young LLP as external auditors of the Company for the fiscal year ending March 29, 2008. Please refer to the proxy statement for detailed information on each of the proposals.

At the meeting, we will also report on the operations of Xilinx, and you will have an opportunity to ask questions. Whether or not you plan to attend, please take a few minutes now to vote online or via telephone or, alternatively, mark, sign and date your proxy and return it in the enclosed postage-paid envelope so that your shares will be represented.

Thank you for your continuing interest in Xilinx.

Very truly yours,

Willem P. Roelandts
President, Chief Executive Officer and
Chairman of the Board

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE REFERENCE THE “PROXY VOTING; VOTING VIA THE INTERNET AND TELEPHONE” SECTION ON PAGE 1 FOR ADDITIONAL INFORMATION.

XILINX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, August 9, 2007

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Xilinx, Inc., a Delaware corporation (“Xilinx” or the “Company”), will be held on Thursday, August 9, 2007 at 11:00 a.m., Pacific Daylight Time, at the Company’s headquarters located at 2050 Logic Drive, San Jose, California 95124 for the following purposes:

          1. To elect eight (8) directors to serve on the Board of Directors for the ensuing year or until their successors are duly elected and qualified;

          2. To approve an amendment to our 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares;

          3. To approve an amendment to our 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 5,000,000 shares;

          4. To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as external auditors of Xilinx for the fiscal year ending March 29, 2008; and

          5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on June 11, 2007 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote online or via telephone or, in the alternative, to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you have Internet access, we encourage you to record your vote on the Internet. Any stockholder of record attending the meeting may vote in person even if he or she returned a proxy.

FOR THE BOARD OF DIRECTORS

Keith A. Chanroo
Secretary

San Jose, California
May 30, 2007

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE REFERENCE THE “PROXY VOTING; VOTING VIA THE INTERNET AND TELEPHONE” SECTION ON PAGE 1 FOR ADDITIONAL INFORMATION.

XILINX, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement, the enclosed proxy card and the annual report on Form 10-K for the fiscal year ended March 31, 2007 are being mailed to stockholders of Xilinx, Inc., a Delaware corporation (“Xilinx” or the “Company”), on or about June 15, 2007 in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be used at the Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held on Thursday, August 9, 2007 at 11:00 a.m., Pacific Daylight Time, at the Company’s headquarters, located at 2050 Logic Drive, San Jose, California 95124, and any adjournment and postponement thereof.

The cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement and form of proxy and the solicitation of proxies will be paid by Xilinx. We have retained the services of The Altman Group to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting. The estimated cost of such services is approximately $6,500 plus out-of-pocket expenses. Proxies may also be solicited in person or by telephone or electronically by Xilinx personnel who will not receive any additional compensation for such solicitation. We will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Voting

Each stockholder is entitled to one (1) vote for each share of Xilinx common stock (“Common Stock”) held by such stockholder as of the Record Date (as defined below) with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Record Date

Only stockholders of record at the close of business (5:00 p.m., Eastern Daylight Time) on June 11, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. For information regarding holders of more than 5% of the outstanding Common Stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Shares Outstanding

As of the close of business on May 17, 2007 there were 297,885,246 shares of Common Stock outstanding. The closing price of the Company’s Common Stock on May 17, 2007, as reported by the NASDAQ Global Select Market (“NASDAQ”) was $29.42 per share.

Proxy Voting; Voting via the Internet and Telephone

Shares of Common Stock for which proxy cards are properly executed and returned or that are properly voted via the Internet or by telephone will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein, “FOR” the approval of the amendment of the Company’s 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder, “FOR” the approval of the amendment of the Company’s 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder, and “FOR” the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s external auditors for fiscal year 2008. It is not expected that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have three (3) options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail, using the paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. For further instructions on voting, see your proxy card or the e-mail you received for electronic delivery of this proxy statement. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the Annual Meeting.

Electronic Delivery of Xilinx Stockholder Communications

If you decide to vote via the Internet as described above, at that time, you will have the opportunity to elect to have all future stockholder communications delivered to you electronically. We encourage you to sign up for such electronic delivery as it conserves natural resources and reduces printing and mailing costs.

Householding

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one (1) copy of the Company’s proxy materials unless one (1) or more of these stockholders notifies the Company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one (1) set of proxy materials and would like to request a separate copy of these materials, please send your request to: Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, Attn: Investor Relations, call Investor Relations at (800) 836-4002, or visit the Company’s website at www.investor.xilinx.com. Xilinx will deliver a separate copy of these materials promptly upon receipt of your written or oral request. You may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Quorum; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the outstanding shares of Common Stock as of the Record Date. Shares of Common Stock entitled to vote and represented at the Annual Meeting by proxy or in person will be tabulated by the inspector of elections appointed for the Annual Meeting and will determine whether or not a quorum is present. Shares that are voted “FOR” or “AGAINST” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the record owners of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (the “Votes Cast”) with respect to such matter. In the absence of instructions, shares represented by valid proxies shall be voted in accordance with the recommendations of the Board as shown on the proxy.

The inspector of elections will treat broker non-votes as present only for purposes of determining a quorum and not as Votes Cast. Broker non-votes occur when a stockholder owning Common Stock through a bank, brokerage or other nominee (“street name”) does not provide voting instructions to the bank, brokerage firm or other custodian holding his/her shares and that person does not exercise discretion to vote those shares. Under the rules that govern brokers who are record owners of shares that are held in street name for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. Proposal One (election of directors) and Proposal Four (ratification of external auditors) are routine matters. Proposal Two (amendment to the 1990 Employee Qualified Stock Purchase Plan) and Proposal Three (amendment to the 2007 Equity Incentive Plan) are non-routine matters.

Vote Required

Affirmative votes constituting a majority of the Votes Cast will be required to (i) approve each of the eight (8) nominees for director; (ii) approve an amendment to the Company’s 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares; (iii) approve an amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares to be reserved for issuance thereunder by 5,000,000 shares; and (iv) ratify the appointment of Ernst & Young LLP as external auditors for fiscal year 2008. Shares not present and shares voting “abstain” have no effect on the election of directors. Abstentions will have the effect of a vote against the ratification of Ernst & Young LLP, against approval of the amendment to the 1990 Employee Qualified Stock Purchase Plan and against approval of the amendment to the 2007 Equity Incentive Plan. Broker non-votes will not have the effect of a vote either for or against any of the proposals.

Revocability of Proxies

A stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company, at 2100 Logic Drive, San Jose, California 95124, a written notice of revocation or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, be sufficient to revoke a proxy. Accessing the webcast of the Annual Meeting will not, by itself, constitute attendance at the Annual Meeting and will not enable a stockholder to revoke his, her or its proxy using the Internet. Any stockholder owning Common Stock in street name wishing to revoke his/her voting instructions must contact the bank, brokerage firm or other custodian who holds his/her shares and obtain a legal proxy from such bank or brokerage firm to vote such shares in person at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

To be eligible for inclusion in the Company’s proxy statement for the Company’s 2008 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholder proposals must be received by the Secretary of the Company at our principal executive offices at 2100 Logic Drive, San Jose, California, 95124 no later than February 15, 2008. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary of the Company at our principal executive offices no later than May 11, 2008. In addition, the Company’s Prior Notice For Inclusion on Agenda Bylaw provision requires that stockholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted in accordance with the requirements of the Company’s Bylaws, not later than May 11, 2008 and not earlier than April 11, 2008; provided however, that if the Company’s 2008 annual meeting of stockholders is called for a date that is not within twenty-five (25) days before or after the anniversary of the Annual Meeting, then to be considered timely, stockholder proposals must be received by the Secretary of the Company at our principal executive offices not later than the close of business on the tenth day following the day on which notice of the Company’s 2008 annual meeting of stockholders was mailed or publicly disclosed, whichever occurs first. The full text of the Company’s Prior Notice for Inclusion on Agenda Bylaw provision described above may be obtained by writing to the Secretary of the Company.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of eight (8) directors (“Directors”) is to be elected at the Annual Meeting. Pursuant to action by the Board’s Nominating and Governance Committee, the Company is nominating the eight (8) individuals named below, each of whom is currently a Director of the Company. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the Company’s eight (8) nominees named below. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill the vacancy. The Company is not aware of any nominee who will be unable to serve as a Director. The term of office of each person elected as a Director will continue until the next annual meeting of stockholders or until his or her successor has been elected and qualified.

			Director
Name of Nominee	Age	Principal Occupation	Since
Willem P. Roelandts	62	President, Chief Executive Officer (“CEO”) and Chairman of the Board	1996
John L. Doyle	75	Consultant, Chair of the Audit Committee of the Board	1994
Jerald G. Fishman	61	President and CEO, Analog Devices, Inc., Lead Independent Director	2000
Philip T. Gianos	57	General Partner, InterWest Partners, Chair of the Compensation Committee of the Board	1985
William G. Howard, Jr.	65	Consultant	1996
J. Michael Patterson	61	Consultant	2005
Marshall C. Turner	65	Consultant	2007
Elizabeth W. Vanderslice	43	Chair of the Nominating and Governance Committee of the Board	2000

Mr. Roelandts joined the Company in January 1996 as CEO and a member of the Company’s Board. In April 1996, he was appointed to the additional position of President of the Company and assumed the role of Chairman of the Board on August 7, 2003 upon the retirement of Bernard V. Vonderschmitt. Prior to joining the Company, Mr. Roelandts served at Hewlett-Packard Company, a technology solutions provider, as Senior Vice President and General Manager of Computer Systems Organizations from August 1992 through January 1996 and as Vice President and General Manager of the Network Systems Group from December 1990 through August 1992. Mr. Roelandts has served on the board of directors of Applied Materials, Inc., a developer and supplier of nanomanufacturing technology solutions for the electronic industry, since March 2004.

Mr. Doyle joined the Company’s Board in 1994. Mr. Doyle held numerous executive management positions at Hewlett-Packard Company from 1981 to 1993. Mr. Doyle is an independent consultant and has served as a director of Analog Devices, Inc., a semiconductor manufacturer, since 1987.

Mr. Fishman has been President and CEO of Analog Devices, Inc., since November 1996. Mr. Fishman also serves as a director of Analog Devices, Inc. and Cognex Corporation, a supplier of machine vision sensors and systems. Please refer to “Other Matters” at the end of this proxy statement for additional information regarding an SEC inquiry concerning Analog Devices, Inc. and Mr. Fishman.

Mr. Gianos has been a General Partner of InterWest Partners, a venture capital firm focused on information technology and life sciences, since August 1982. Prior to joining InterWest Partners, Mr. Gianos was with IBM Corporation, an information technology company, for eight years in engineering management. He managed both chip design and systems integration for several IBM office automation products.

Dr. Howard has worked as an independent consultant for various semiconductor and microelectronics companies since December 1990. From October 1987 to December 1990, Dr. Howard was a senior fellow at the National Academy of Engineering conducting studies of technology management. Dr. Howard held various management positions at Motorola, Inc., a wireless and broadband communications company, between 1969 and 1987 including Senior Vice President and Director of Research and Development. Dr. Howard also serves as a director of Ramtron International Corporation, a manufacturer of memory products.

Mr. Patterson was employed by PricewaterhouseCoopers (“PWC”), a public accounting firm, from 1970 to 2001. The positions he held during his 31-year career at PWC include chair of the national high tech practice, chair of the semiconductor tax practice, department chair for PWC’s Silicon Valley tax practice and managing partner of PWC’s Silicon Valley office. Mr. Patterson serves on a few boards of private companies and advises charitable organizations.

Mr. Turner served as Chairman and CEO of Toppan Photomasks, Inc., a manufacturer of photomasks for semiconductor chip fabricators, from June 2003 until its purchase in April 2005 by Toppan Printing Co., Ltd., and then as President and CEO of the company renamed “Toppan Photomasks, Inc.,” through May 2006. Mr. Turner is also a member of the board of directors of the AllianceBernstein Funds and MEMC Electronic Materials, Inc., as well as several private and non-profit corporations. For more than 20 years prior to 2003, he was a general partner or principal of venture capital firms and also served several times as the acting CEO of operating companies.

Ms. Vanderslice served as a General Manager of Terra Lycos, Inc., an Internet access and interactive content provider, from July 1999 until July 2001. Prior to joining Terra Lycos, Ms. Vanderslice was a Vice President of Wired Digital, Inc., an online services company, beginning in 1995 and served as its President and CEO from 1996 through June 1999 when she led its acquisition by Terra Lycos. Prior to joining Wired Digital, Ms. Vanderslice served as a principal in the investment banking firm Sterling Payot Company and in 1994 became a Vice President at H. W. Jesse & Co., a San Francisco investment banking and business strategy-consulting firm spun off from Sterling Payot.

There are no family relationships among the executive officers of the Company or the Board.

Required Vote

Each nominee receiving more votes “for” than “against” shall be elected as a Director.

THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL TWO

AMENDMENT TO 1990 EMPLOYEE QUALIFIED
STOCK PURCHASE PLAN

The Company’s 1990 Employee Qualified Stock Purchase Plan (the “ESPP”) provides eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock at a discounted price through payroll deductions. During the fiscal year ended March 31, 2007, the Company issued 1,999,791 shares of Common Stock under the ESPP. As of March 31, 2007, a total of 7,981,178 shares remain reserved for issuance under the ESPP, not including the 2,000,000 additional shares of Common Stock that would be authorized if the amendment described below is approved.

Proposal

At the Annual Meeting, the stockholders will be asked to approve the amendment to the ESPP to increase the maximum number of shares of Common Stock that may be issued thereunder by 2,000,000 shares. The Company is required to maintain a sufficient number of shares at the beginning of each offering period (August 1 and February 1) to cover the entire 24-month offering period. If the Company does not have a sufficient number of authorized shares under the ESPP at the beginning of an offering period to cover the projected purchases of our Common Stock under the ESPP through the entire offering period, the Company may incur additional compensation charges to our financial statements for each period in which there is a projected shortage of shares. The Board believes an additional 2,000,000 shares would be necessary to cover the Company’s future commitments for enrollment periods occurring before the next annual meeting of stockholders.

On May 7, 2007, subject to stockholder approval, the Board adopted an amendment to the ESPP to increase the authorized number of shares available for issuance under the ESPP by 2,000,000. If this increase is approved by the stockholders, the total number of shares available for issuance under the ESPP immediately following such approval would be 9,981,178.

The Board believes that participation by the Company’s employees in the ESPP promotes the success of the Company’s business through broad-based equity ownership among the employees. The Board further believes that the ESPP is an integral component of the Company’s benefits program that is intended to provide employees with an incentive to exert maximum effort for the success of the Company and to participate in that success through acquisition of the Company’s Common Stock.

As long as the ESPP remains in effect, the Company will ask the stockholders each year for the number of additional shares required to meet the Company’s projected share commitments for enrollment periods arising before the next annual meeting of stockholders.

Subject to eligibility requirements described below, most of the Company’s 3,353 employees (as of March 31, 2007) are eligible to participate in the ESPP. As of March 31, 2007, approximately 82% of the Company’s employees were participating in the ESPP.

Summary of the 1990 Employee Qualified Stock Purchase Plan

Except for the amendment to increase the authorized number of shares available for issuance under the ESPP described above, no other change is being made to the ESPP. A summary of the material terms of the plan is set forth below and is qualified, in its entirety, by the full text of the ESPP which is incorporated by reference to Appendix A hereto. A copy of the ESPP can be obtained from us at no charge upon request. A copy of the ESPP reflecting the proposed amendment is also attached as Appendix A of our 2007 proxy statement as filed with the SEC.

     Purpose

The purpose of the ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

     Administration

The ESPP may be administered by the Board or a committee appointed by the Board. All questions of interpretation of the ESPP are determined by the Board or its committee, whose decisions are final and binding upon all participants. Currently, the Compensation Committee administers the ESPP.

     Authorized Shares

Currently, a maximum of 36,540,000 shares of our Common Stock are authorized under the ESPP, of which 7,981,178 shares of our Common Stock remain available for future issuance, subject to appropriate adjustments in the event of any stock dividend, stock split, reverse stock split, recapitalization or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization of the Company. The Board has amended the ESPP, subject to stockholder approval, to authorize an additional 2,000,000 shares for issuance under the ESPP, which will result in a total of 9,981,178 shares of our Common Stock being available for future purchases.

     Eligibility

Any person who is employed by the Company (or any designated subsidiary) for at least twenty (20) hours per week and more than five (5) months in a calendar year shall be eligible to participate in the ESPP, provided that the employee is employed on a given enrollment date and subject to certain limitations imposed by Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). Eligible employees may become participants in the ESPP by delivering to the Company a subscription agreement authorizing payroll deductions on or before the first trading day of the applicable offering period, unless a later time for filing the subscription agreement has been set by the Board for all eligible employees with respect to a given offering period. As of March 31, 2007, most of the Company’s 3,353 employees, including its seven (7) executive officers, were eligible to participate in the ESPP.

     Offering Periods

The ESPP is implemented by consecutive and overlapping 24-month offering periods with a new offering period commencing on each enrollment date, which is the first day of February and August of each year. Each offering period lasts twenty-four (24) months. The Board may decrease the duration of any offering period without stockholder approval.

     Purchase Price

Within each offering period there are four (4), six-month exercise periods, at the end of each of which is the exercise date, which occurs on or about January 31 and July 31. The purchase price of the shares offered under the ESPP in a given exercise period is the lower of 85% of the fair market value of the Common Stock on the enrollment date or 85% of the fair market value of the Common Stock on the exercise date. The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock for such date as reported by NASDAQ as of such date. On March 30, 2007, the last trading day of the fiscal year, the closing price of our Common Stock as reported on NASDAQ was $25.73 per share.

     Payroll Deductions

The purchase price for the shares is accumulated by payroll deductions during each offering period. The deductions elected may not exceed 15% nor fall below 2% of a participant’s eligible compensation, which is defined in the ESPP to include all regular straight time earnings and any payments for overtime, shift premium, profit sharing or other variable pay, incentive compensation, bonuses, commissions or other compensation for a given offering period. A participant cannot contribute more than $21,250 in any calendar year so that the employee does not exceed the fair market purchase value of $25,000 (determined at the fair market value of the shares at the time the purchase right is granted). A participant may discontinue participating in the ESPP, or may increase or decrease the rate of payroll deductions during the offering period. Upon withdrawal from the ESPP, the Company will refund, without interest, the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Payroll deductions commence on the first payday following the enrollment date and end on the last exercise date of the offering period unless sooner terminated as provided in the ESPP.

     Grant and Exercise of Purchase Right

In general, the maximum number of shares subject to purchase by a participant in an exercise period is that number determined by dividing the amount of the participant’s total payroll deductions to be accumulated prior to the relevant exercise date by the lower of 85% of the fair market value of the Common Stock at the beginning of the offering period or on the exercise date. Unless a participant withdraws from the ESPP, the participant’s right to purchase shares is exercised automatically on each exercise date for the maximum number of whole shares at the applicable price.

No employee will be permitted to subscribe for shares under the ESPP if, immediately after the grant of a purchase right, the employee would own and/or hold purchase rights to own 5% or more of the voting securities of the Company nor shall an employee be granted a purchase right which would permit the employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the purchase right is granted) in any calendar year.

     Automatic Transfer to Low Price Offering Period

In the event that the fair market value of the Company’s Common Stock is lower on an exercise date than on the enrollment date for the offering period, all participants shall be deemed to have withdrawn from the offering period after the exercise of their purchase right on such exercise date and to have enrolled as participants in a new offering period which begins on or about the day following such exercise date. A participant may elect to remain in the previous offering period by filing a written statement declaring such election prior to the time of the automatic change to the new offering period.

     Withdrawal; Termination of Employment

A participant may withdraw all, but not less than all, payroll deductions credited to his or her account but not yet used to exercise a purchase right under the ESPP at any time by signing and delivering to the Company a notice of withdrawal from the ESPP. Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant’s interest in that offering period. The failure to remain in the continuous employment of the Company for at least twenty (20) hours per week during an offering period will be deemed to be a withdrawal from that offering period.

     Transferability

No rights or accumulated payroll deductions of a participant under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the ESPP) and any attempt to so assign or transfer may be treated by the Company as an election to withdraw from the ESPP.

     Adjustments upon Changes in Capitalization

In the event any change is made in the Company’s capitalization pursuant to a stock split or stock dividend, appropriate adjustments will be made by the Board to the number of shares subject to purchase under the ESPP and in the purchase price per share.

     Amendment or Termination

The Board may at any time and for any reason amend or terminate the ESPP, except that (other than in limited circumstances set forth in the ESPP) termination shall not affect purchase rights previously granted prior thereto under a prior offering period, and no amendment may make any change in any purchase right previously granted. In addition, stockholder approval for any amendment must be obtained to the extent necessary to comply with applicable law, including Sections 421 or 423 of the Tax Code. In any event, the ESPP shall terminate in 2010.

Federal Tax Information

The following summary of the effect of United States federal income taxation upon the participant and the Company with respect to the purchase of shares under the ESPP does not purport to be complete, and reference should be made to the applicable provisions of the Tax Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Tax Code. Under these provisions, no income will be taxable to a participant at the time of grant of the purchase right or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the length of time the shares have been held by the participant. If the shares have been held by the participant for more than two (2) years after the date of grant of the purchase right and more than one (1) year from the date the shares are purchased by him or her, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase right price or (b) 15% of the fair market value of the shares on the first day of the offering period, will be treated as ordinary income. Any further gain upon such disposition will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally equal to the excess of the fair market value of the purchased shares on the date of the purchase over the purchase price. Any additional gain or loss on the sale will be short-term capital gain or loss depending on the holding period. The Company is entitled to a deduction for amounts taxed as ordinary income reported by participants upon disposition of shares within two (2) years from date of grant or one (1) year from the date of acquisition.

New Plan Benefits

The number of shares that may be purchased under the ESPP will depend on each participant’s voluntary election to participate and on the fair market value of the Common Stock of the Company on future purchase dates, and therefore the actual number of shares that may be purchased by any individual is not determinable. No purchase rights have been granted and no shares of Common Stock of the Company have been issued with respect to the 2,000,000 additional shares for which stockholder approval is being sought.

Number of Shares Purchased by Certain Individuals and Groups

The following table sets forth (i) the aggregate number of shares of Common Stock of the Company purchased under the ESPP by the listed persons and groups during fiscal 2007, and (ii) the market value of shares purchased pursuant to the ESPP on the date of such purchase, minus the purchase price of such shares thereunder for the individuals and groups listed below:

Employee Stock Purchase Plan

	Dollar Value	Number of
Name of Nominee	($)	Shares
Willem P. Roelandts
President, CEO and Chairman of the Board	9,110	1,250
Jon A. Olson
Senior Vice President, Finance and Chief Financial Officer	9,110	1,250
Patrick W. Little
Vice President, Worldwide Sales and Services	12,157	2,250
Boon C. Ooi
Vice President, Worldwide Operations	9,110	1,250
Omid Tahernia
Vice President and General Manager	6,759	1,111
All current executive officers, as a group	64,467	9,611
All Directors who are not executive officers, as a group (1)	N/A	N/A
All employees who are not executive officers, as a group	10,760,120	1,990,180
____________________

(1)	Non-employee directors are not eligible to participate in the ESPP.

Required Vote

Affirmative votes constituting a majority of Votes Cast will be required to ratify the amendment to the Company’s ESPP to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE
COMPANY’S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES
OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000 SHARES.

PROPOSAL THREE

AMENDMENT TO THE 2007 EQUITY INCENTIVE PLAN

Proposal

At the Annual Meeting, the stockholders are being requested to approve the proposed amendment to the 2007 Equity Incentive Plan (the “2007 Plan”), to increase by 5,000,000 the number of shares of Common Stock reserved for issuance to a total of 15,000,000 shares.

The 2007 Plan was adopted by the Company’s Board on May 3, 2006, and approved by stockholders at the Annual Stockholders Meeting in July 2006. The 2007 Plan replaced the Company’s 1997 Stock Plan and Supplemental Stock Option Plan. The 2007 Plan as originally adopted had 10,000,000 shares of Common Stock reserved for issuance. All available but unissued shares under the prior plans have been cancelled.

Each year an evaluation of the performance and compensation of each Company employee is conducted, culminating in adjustments to the compensation of a substantial number of Company employees in July of each year, which adjustments include equity awards. This process is called “Focal Review.” In connection with the fiscal 2008 and fiscal 2009 Focal Review which will conclude in July 2007 and July 2008, respectively, and as a result of new hire and promotion grants throughout the year, we anticipate using a substantial number of the shares currently available under the 2007 Plan. Consistent with past years, our 2008 annual stockholder meeting will not occur until August of 2008, and therefore it is necessary for us to seek stockholder approval of an increase in the number of shares available under the 2007 Plan at the Annual Meeting to ensure that we have a sufficient number of shares available under the 2007 Plan to meet the requirements of our equity compensation program.

Key Terms of the 2007 Plan

The following is a summary of the key provisions of the 2007 Plan.

Plan Term:	January 1, 2007 to December 31, 2013

Eligible Participants:	Employees of the Company and its subsidiaries, consultants and non-employee directors of Xilinx are eligible to receive awards under the 2007 Plan.

Shares Authorized:

Currently, 10,000,000 shares of Common Stock, and if the stockholders approve the proposed amendment, to increase by 5,000,000 shares of Common Stock, a total of 15,000,000 shares, subject to adjustment to reflect stock splits and similar events.

Award Types:	•	Non-qualified and incentive stock options

	•	Restricted stock awards

	•	Restricted stock units (“RSUs”)

	•	Stock appreciation rights (“SARs”)

162(m) Limits:

Section 162(m) of the Tax Code requires, among other things, that the maximum number of shares awarded to an individual must be approved by stockholders in order for the awards to be eligible for treatment as performance-based compensation that will not be subject to the $1,000,000 limitation on tax deductibility for compensation paid to specified senior executives. Accordingly, the 2007 Plan limits awards granted to an individual participant in any calendar year to:

	•	No more than 4,000,000 shares subject to options or SARs, in the aggregate

	•	No more than 2,000,000 shares subject to awards other than options and SARs

	•	No award may be settled in cash for an amount exceeding $6,000,000 in the aggregate

Award Terms:	Stock options and SARs expire seven (7) years from the date of grant.

Exercise Price:

The exercise price of stock options or SARs may not be less than 100% of the fair market value of our Common Stock on the date of grant. Repricing of options, either by directly lowering the exercise price or through the cancellation of an option in exchange for a new option having a lower exercise price, is not permitted without stockholder approval.

The Board believes that participation in the 2007 Plan by the employees, consultants, and non-employee directors of the Company and its designated subsidiaries worldwide promotes the success of the Company’s business through equity ownership. The Board further believes that the 2007 Plan is an integral component of the Company’s benefits program intended to provide its employees, consultants, and non-employee directors with an incentive to exert maximum effort for the success of the Company and to participate in that success through acquisition of the Company’s Common Stock. Therefore, the Board unanimously adopted on May 7, 2007, subject to stockholder approval, an amendment to increase the maximum number of shares of Common Stock issuable under the 2007 Plan by 5,000,000 shares to a total of 15,000,000 shares to ensure that the Company will continue to have available a reasonable number of shares for its equity program.

Summary of the 2007 Plan

A summary of the material terms of the 2007 Plan is set forth below and is qualified, in its entirety, by the full text of the 2007 Plan, which is incorporated by reference to Appendix B hereto. A copy of the 2007 Plan can be obtained from us at no charge upon request. A copy of the 2007 Plan reflecting the proposed amendment is also attached as Appendix B of our 2007 proxy statement as filed with the SEC.

     Purpose

The purpose of the 2007 Plan is to attract and retain the services of employees, consultants, and non-employee directors of the Company and its subsidiaries, and to provide such persons with a proprietary interest in the Company through the granting of options, RSUs, SARs and restricted stock.

     Administration

The Compensation Committee of the Board administers the 2007 Plan, unless otherwise determined by the Board. The Compensation Committee consists of at least two (2) directors of the Company who are both “outside directors” under Section 162(m) of the Tax Code, and “non-employee directors” under Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee, in its sole discretion, will interpret the 2007 Plan and prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the 2007 Plan, including the creation of sub-plans to take advantage of favorable tax-treatment, comply with local law, or reduce administrative burdens for grants of awards in non-U.S. jurisdictions.

     Eligibility

The Compensation Committee determines the employees, consultants, and non-employee directors of the Company or a subsidiary who are eligible to receive awards under the 2007 Plan. As of March 31, 2007, there were approximately 3,353 employees, including seven (7) executive officers, 293 consultants and seven (7) non-employee directors eligible to participate under the 2007 Plan.

     Shares Subject to the 2007 Plan

Subject to adjustment in the event of certain corporate events (as described below), the maximum number of shares of the Company’s Common Stock available for issuance under the 2007 Plan is currently 10,000,000, all of which may be granted under the terms of the 2007 Plan as incentive stock options. The Board has amended the 2007 Plan, subject to stockholder approval, to increase the maximum number of shares that may be issued under the 2007 Plan to 15,000,000. As of March 31, 2007, no shares had been issued under the 2007 Plan.

     Types of Awards

The 2007 Plan allows the Compensation Committee to grant incentive stock options, non-qualified stock options, RSUs, restricted stock and SARs. Subject to the limits set forth in the 2007 Plan, the Compensation Committee has the discretionary authority to determine the amount and terms of awards granted under the 2007 Plan.

     Automatic Non-employee Director Awards

Under the 2007 Plan, each eligible non-employee Director is automatically granted an initial option to purchase 36,000 shares of Common Stock on the date of the Director’s first Board or Committee meeting after becoming a Director, and an additional option to purchase 18,000 shares of Common Stock on the first trading day of January each year, provided that the Director was serving on the Board for a minimum of six (6) months.

     Limitations on Awards

Awards under the 2007 Plan are subject to the following limitations:

An option’s exercise price cannot be less than 100% of the fair market value of the shares underlying the option on the date of option grant. A SAR’s base level price cannot be less than 100% of the fair market value of the shares underlying the SAR on the date of grant of such SAR.

The aggregate awards granted under the 2007 Plan to any participant during any calendar year shall not exceed (i) 4,000,000 shares of the Company’s Common Stock subject to stock options or SARs and (ii) 2,000,000 shares of the Company’s Common Stock subject to awards other than stock options and SARs. In addition, no participant may receive during any calendar year an award under the 2007 Plan settled in cash exceeding $6,000,000 in the aggregate.

The Company cannot reprice options, either by directly lowering the exercise price or through the cancellation of an option in exchange for a new option having a lower exercise price, without the prior approval of the Company’s stockholders.

     Section 162(m) of the Tax Code

The Compensation Committee has the sole discretion to condition awards granted to those employees subject to Section 162(m) of the Tax Code on the attainment of performance goals. The Compensation Committee shall establish the performance goals in writing. The Compensation Committee, in its sole discretion, may include one (1) or more of the following criteria in either absolute or relative terms, for the Company or any subsidiary, as a performance condition applicable to an award: (i) increased revenue; (ii) net income measures (including, but not limited to, income after capital costs and income before or after taxes); (iii) stock price measures (including, but not limited to, growth measures and total stockholder return); (iv) market segment share; (v) earnings per share (actual or targeted growth); (vi) cash flow measures (including, but not limited to, net cash flow and net cash flow before financing activities); (vii) return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (viii) operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); and (ix) expense measures (including, but not limited to, overhead cost and general and administrative expense).

     Transferability

Awards granted under the 2007 Plan may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the lifetime of a participant only by the participant or the participant’s legally authorized representative. However, the Compensation Committee, in its sole discretion, may allow for the transfer or assignment of a participant’s award pursuant to a divorce decree or domestic relations order, but only if such participant is a U.S. resident.

     Adjustments upon Changes in Capitalization

In the event any change is made in the Company’s capitalization pursuant to a stock split or stock dividend, or any other recapitalization, appropriate adjustments shall be made to the number of shares of Common Stock subject to purchase under the 2007 Plan, the exercise price of options, the SAR base level price, and the number of shares underlying outstanding awards.

     Merger or Change of Control

In the event of a merger, consolidation, or share exchange pursuant to which the Company is not the surviving or resulting corporation: (i) the shares or equivalent cash or property of the surviving or resulting corporation shall be substituted for any unexercised portions of outstanding awards under the 2007 Plan; or (ii) all awards may be canceled by the Company immediately prior to the effective date of such event and each stockholder may be permitted to purchase all or any portion of the shares of Common Stock underlying his or her vested and unvested award(s) within thirty (30) days of such effective date, as determined by the Company. At the discretion of the Compensation Committee, awards not canceled as described in (ii) above may be accelerated and exercisable in full and all restriction periods, if any, shall expire.

     Amendment or Termination

The Board may at any time and for any reason amend, alter, revise, suspend or terminate the 2007 Plan. Unless sooner terminated by the Board, the 2007 Plan shall terminate on December 31, 2013. However, without stockholder approval, the Compensation Committee may not amend the 2007 Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options or effect any other change that would require stockholder approval under applicable law.

Federal Tax Information

The following summary of the effect of United States federal income taxation upon the participant with respect to the 2007 Plan does not purport to be complete and reference should be made to the applicable provisions of the Tax Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

     Incentive Stock Options

An individual residing in the U.S. who is granted an incentive stock option is not taxed on the date of grant or vesting of such option. If the shares underlying the option are held for at least two (2) years from the date of grant, and at least one (1) year from the date of option exercise (the “holding periods”), then upon the sale of the shares, the individual will recognize a long-term capital gain or loss on the difference between the fair market value of the Common Stock underlying the option on the date of option grant and the fair market value of the Common Stock underlying the option on the date of sale. If either of the holding periods is not satisfied, the individual will recognize as ordinary income on the date of the disqualifying disposition of the shares an amount equal to the difference between the option’s exercise price and the fair market value of the Common Stock underlying the option. Any further gain or loss upon the disqualifying disposition of the shares constitutes a capital gain or loss.

     Non-Qualified Stock Options

An individual who is granted a non-qualified stock option is not taxed on the date of grant or vesting of such option. Rather, the individual will recognize as ordinary income on the date of option exercise an amount equal to the difference between the option’s exercise price and the fair market value of the stock underlying the option on the date of option exercise. Any further gain or loss upon the subsequent sale or disposition of the shares underlying the option constitutes a capital gain or loss.

     Stock Appreciation Rights

An individual who is granted a SAR will recognize ordinary income on the date the SAR is exercised in an amount equal to the difference between the SAR’s exercise price and the fair market value of the shares underlying the SAR on the date of the SAR grant.

     Restricted Stock

Unless an individual makes a timely election under section 83(b) of the Tax Code (as described below), an individual will recognize ordinary income on the fair market value of the restricted stock on the date of vesting. Any further gain or loss from the subsequent sale of such restricted stock constitutes capital gain or loss. If the individual makes a timely election under Section 83(b), the individual is taxed, at ordinary income rates, on the value of the restricted stock on the date of grant, and any further gain or loss on the subsequent sale of the stock constitutes a capital gain or loss.

     Restricted Stock Units

An individual who is granted an RSU is taxed, at ordinary income tax rates, on the date the RSU is vested, in an amount equal to the value of the cash or shares underlying the RSU.

In general, the Company is entitled to a deduction in an amount equal to the ordinary income recognized by the individual.

New Plan Benefits

The number, amount and type of awards to be granted in the future to eligible persons under the 2007 Plan cannot be determined at this time. With the exception of the non-qualified stock options automatically granted to non-employee directors, awards under the 2007 Plan will be granted at the discretion of the Compensation Committee, and accordingly cannot be determined at this time. See the above section “Automatic Non-employee Director Awards” for a discussion of the automatic option grants to our non-employee directors under the 2007 Plan.

As of March 31, 2007, no awards had been granted under the 2007 Plan.

2007 Plan

	Dollar Value	Number of
Name and Position	($)	Shares
Willem P. Roelandts
President, CEO and Chairman of the Board	0	0
Jon A. Olson
Senior Vice President, Finance and Chief Financial Officer	0	0
Patrick W. Little
Vice President, Worldwide Sales and Service	0	0
Boon C. Ooi
Vice President, Worldwide Operations	0	0
Omid Tahernia
Vice President and General Manager	0	0
All current executive officers, as a group	0	0
All Directors who are not executive officers, as a group	0	0
All employees who are not executive officers, as a group	0	0

Required Vote

Affirmative votes constituting a majority of Votes Cast will be required to ratify the amendment to increase the number of shares of Common Stock to be reserved for issuance under the 2007 Plan by 5,000,000 shares.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE
COMPANY’S 2007 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK TO BE
RESERVED FOR ISSUANCE THEREUNDER BY 5,000,000 SHARES.

Equity Compensation Plan Information

The table below sets forth certain information as of fiscal year ended March 31, 2007 about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans including the ESPP:

	A	B	C
			Number of Securities
		Weighted-average Exercise	Remaining Available for
	Number of Securities to	Price of Outstanding	Future Issuance under Equity
	be Issued upon Exercise	Options, Warrants and	Compensation Plans (excluding
	of Outstanding Options,	Rights	securities reflected in
Plan Category	Warrants and Rights	($)	Column A)
Equity Compensation Plans Approved by Security Holders
1988 Stock Option Plan	1,119,000	10.81	0
1997 Stock Plan	54,757,000	31.56	23,582,000 (1)
2007 Plan	0	N/A	10,000,000 (2)
Employee Stock
Purchase Plan	N/A	N/A	7,981,000
Total-Approved Plans	55,876,000	31.14	41,563,000
Equity Compensation Plans NOT Approved by Security Holders(3)
Supplemental Stock Option
Plan(4)	15,000	32.66	2,185,000
Total-All Plans	55,891,000	31.14	43,748,000
____________________

(1)

The Company ceased issuing options under the 1997 Stock Plan as of April 1, 2007. The 1997 Stock Plan expired on May 8, 2007 and all available but unissued shares under this plan were cancelled. This number includes additional shares that became available under a five-year evergreen program that was approved by stockholders in 1999. The final allotment of 13,600,000 shares, approved by the Board on April 8, 2004, marked the end of the Company’s five-year evergreen program.

(2)

On July 26, 2006, the stockholders approved the adoption of the 2007 Plan and authorized 10,000,000 shares to be reserved for issuance thereunder. The new plan became effective on January 1, 2007, but no awards had been granted under the new plan as of March 31, 2007. The 2007 Plan replaced both the Company’s 1997 Stock Plan which expired on May 8, 2007 and the Supplemental Stock Option Plan. All of the shares reserved for issuance under the 2007 Plan may be granted as stock options, SARs, restricted stock or RSUs.

(3)

In November 2000, the Company acquired RocketChips. Under the terms of the merger, the Company assumed all of the stock options previously issued to RocketChips’ employees pursuant to four (4) different stock option plans. A total of approximately 807,000 option shares were assumed by the Company. Of this amount, a total of 51,000 option shares, with an average weighted exercise price of $18.71, remained outstanding as of March 31, 2007. These option shares are excluded from the above table. All of the options assumed by the Company remain subject to the terms of the RocketChips’ stock option plan under which they were issued. Subsequent to acquiring RocketChips, the Company has not made any grants or awards under any of the RocketChips’ stock option plans and the Company has no intention to do so in the future.

(4)

Under the Supplemental Stock Option Plan, options were granted to employees and consultants of the Company, however neither officers nor members of our Board were eligible for grants under the Supplemental Stock Option Plan. Only non-qualified stock options were granted under the Supplemental Stock Option Plan (that is, options that do not entitle the optionee to special U.S. income tax treatment) and such options generally expire not later than twelve (12) months after the optionee ceases to be an employee or consultant. Upon a merger of the Company with or into another company, or the sale of substantially all of the Company’s assets, each option granted under the Supplemental Stock Option Plan may be assumed or substituted with a similar option by the acquiring company, or the outstanding options will become exercisable in connection with the merger or sale.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF EXTERNAL AUDITORS

The Audit Committee has selected Ernst & Young LLP, an independent registered public accounting firm, to audit the consolidated financial statements of Xilinx for the fiscal year ending March 29, 2008 and recommends that stockholders vote for ratification of such appointment. Although we are not required to submit to a vote of the stockholders the ratification of the appointment of Ernst & Young LLP, the Company, the Board and the Audit Committee, as a matter of good corporate governance, have determined to ask the stockholders to ratify the appointment. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will take the vote under advisement in evaluating whether to retain Ernst & Young LLP.

Representatives of Ernst & Young LLP attend meetings of the Audit Committee of the Board including executive sessions of the Audit Committee at which no members of Xilinx management are present. Ernst & Young LLP has audited the Company’s financial statements for each fiscal year since the fiscal year ended March 31, 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. In addition, they will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

The following table shows the fees billed or to be billed for audit and other services provided by Ernst & Young LLP for fiscal years 2007 and 2006.

	2007	2006
Audit Fees	$2,545,000	$2,764,000
Audit-Related Fees	—	—
Tax Fees	146,000	111,000
All Other Fees	899,000	—
Total	$3,590,000	$2,875,000

     Audit Fees

This category includes fees for the audit of the Company’s annual financial statements and for the review of the Company’s interim financial statements on Form 10-Q. This category also includes advice on any audit and accounting matters that arose during the annual audit, the review of interim financial statements and statutory audits required by non-U.S. jurisdictions. The fiscal year-over-year decrease in audit fees was primarily related to improvements in efficiencies associated with the Company’s implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

     Audit-Related Fees

This category consists of assurance and related services that are reasonably related to the performance of the annual audit or interim financial statement review and are not reported under “Audit Fees.” The Company did not incur any audit related fees in fiscal 2007 or fiscal 2006.

     Tax Fees

This category consists of fees for tax compliance, tax advice and tax planning services.

     All Other Fees

This category consists of services provided for the investigation of the Company’s historical stock option-granting practices in the second quarter of fiscal 2007 and services provided in connection with the issuance of $1,000,000,000 of debentures in the fourth quarter of fiscal 2007.

Audit Committee’s Pre-approval Policy and Procedures

During fiscal year 2004, the Audit Committee adopted policies and procedures for approval of financial audit (and audit-related), non-financial audit and tax consulting work performed by Ernst & Young LLP. Pursuant to its charter and those policies, the policy of the Audit Committee is that any and all services to be provided to the Company by Ernst & Young LLP are subject to pre-approval by the Audit Committee. The Audit Committee pre-approves statutory and annual audit fees, quarterly reviews and tax compliance fees at the beginning of the fiscal year. In its review of non-financial audit and tax consulting services, the Audit Committee considers whether the provision of such services are consistent with SEC guidance, and whether the service facilitates the performance of the financial audit, improves the Company’s financial reporting process, and is otherwise in the public interest and compatible with maintaining Ernst & Young LLP’s independence.

The Company did not waive its pre-approval policies and procedures during the fiscal year ended March 31, 2007.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS
THE COMPANY’S EXTERNAL AUDITORS FOR FISCAL YEAR 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock of the Company as of May 17, 2007, except as noted below, by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, (ii) each of the Company’s Directors, (iii) each of the named executive officers identified in the section entitled “Executive Compensation and Related Information” and (iv) all current Directors and executive officers as a group. The Company believes that each of the beneficial owners of the Common Stock listed below, based on information furnished by such beneficial owners, has sole voting power and sole investment power with respect to such shares, except as otherwise set forth in the footnotes below and subject to applicable community property laws.

	Amount and Nature of		Percent of
Beneficial Owners	Beneficial Ownership		Class
Greater than 5% Stockholders
Capital Research and Management Company
333 South Hope Street
Los Angeles, CA 90071	43,472,900	(1)	14.6%
Capital Group International, Inc.
11100 Santa Monica Boulevard
Los Angeles, CA 90025	37,097,490	(2)	12.5
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202	36,678,706	(3)	12.3
UBS AG
Bahnhofstrasse 45
P.O. Box CH-8021
Zurich, Switzerland	30,823,099	(4)	10.3
Directors
Willem P. Roelandts	2,524,174	(5)	*
John L. Doyle	135,052	(6)	*
Jerald G. Fishman	95,045	(7)	*
Philip T. Gianos	150,744	(8)	*
William G. Howard, Jr.	200,045	(9)	*
J. Michael Patterson	19,025	(10)	*
Marshall C. Turner	2,250	(11)	*
Elizabeth W. Vanderslice	85,273	(12)	*
Named Executive Officers
Kris Chellam	663,247	(13)	*
Patrick W. Little	201,562	(14)	*
Jon A. Olson	122,138	(15)	*
Boon C. Ooi	172,324	(16)	*
Richard W. Sevcik	11,199	(17)	*
Omid Tahernia	171,988	(18)	*
All current Directors and executive officers
as a group (14 persons)	4,146,153	(19)	1.4%
____________________

*	Less than 1%

(1)

Based on information contained in an amendment to Schedule 13G/A, reflecting stock ownership information as of December 29, 2006, which was filed by this stockholder pursuant to Section 13 of the Exchange Act (“Section 13”), on February 9, 2007. According to such filing, the stockholder disclaims beneficial ownership of the shares pursuant to Rule 13d-4 of the Exchange Act.

(2)

Based on information contained in a Schedule 13G, reflecting stock ownership information as of December 29, 2006, which was filed by this stockholder pursuant to Section 13, on February 7, 2007. According to such filing, the stockholder disclaims beneficial ownership of the shares pursuant to Rule 13d-4 of the Exchange Act.

(3)

Based on information contained in an amendment to Schedule 13G/A, reflecting stock ownership information as of December 31, 2006, which was filed by this stockholder pursuant to Section 13, on February 14, 2007. According to such filing, the stockholder disclaims beneficial ownership of the shares.

(4)

Based on information contained in an amendment to Schedule 13G/A, reflecting stock ownership information as of December 30, 2006, which was filed by this stockholder pursuant to Section 13, on February 16, 2007. According to such filing, the stockholder disclaims beneficial ownership of the shares pursuant to Rule 13d- 4 of the Exchange Act.

(5)	Includes options to purchase 2,486,742 shares of Common Stock exercisable within 60 days from May 17, 2007.

(6)	Includes options to purchase 132,052 shares of Common Stock exercisable within 60 days from May 17, 2007 and 3,000 shares held by the Doyle Family Trust.

(7)	Consists of options to purchase shares of Common Stock exercisable within 60 days from May 17, 2007.

(8)	Includes options to purchase 88,052 shares of Common Stock exercisable within 60 days from May 17, 2007 and 40 shares held by Mr. Gianos’s son.

(9)	Includes options to purchase 168,045 shares of Common Stock exercisable within 60 days from May 17, 2007.

(10)	Includes options to purchase 17,625 shares of Common Stock exercisable within 60 days from May 17, 2007.

(11)	Includes 750 shares held by Mr. Turner’s spouse.

(12)	Includes options to purchase 85,045 shares of Common Stock exercisable within 60 days from May 17, 2007 and 228 shares of Common Stock held in joint tenancy.

(13)

Mr. Chellam retired from the Company in February 2007. Includes options to purchase 631,625 shares of Common Stock exercisable within 60 days from May 17, 2007, 30,597 shares of Common Stock held by the Chellam Family Trust and 1,025 shares of Common Stock held by Mr. Chellam’s immediate family.

(14)	Includes options to purchase 199,146 shares of Common Stock exercisable within 60 days from May 17, 2007.

(15)	Includes options to purchase 120,000 shares of Common Stock exercisable within 60 days from May 17, 2007 and 2,138 shares of Common Stock held in a joint trust.

(16)	Includes options to purchase 168,750 shares of Common Stock exercisable within 60 days from May 17, 2007.

(17)	Mr. Sevcik retired from the Company in May 2006.

(18)	Includes options to purchase 168,542 shares of Common Stock exercisable within 60 days from May 17, 2007.

(19)	Includes options held by the executive officers and directors of the Company to purchase an aggregate of 3,976,076 shares of Common Stock exercisable within 60 days from May 17, 2007.

DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES

The following table reflects the current composition of the Company’s standing Audit Committee, Compensation Committee, Nominating and Governance Committee, and Committee of Independent Directors.

			Nominating and	Committee of
	Audit	Compensation	Governance	Independent
	Committee	Committee	Committee	Directors
Non-Employee Directors:
John L. Doyle	Chair			X
Jerald G. Fishman			X	X*
Philip T. Gianos		Chair		X
William G. Howard, Jr.			X	X
J. Michael Patterson	X	X		X
Marshall C. Turner	X			X
Elizabeth W. Vanderslice		X	Chair	X
Employee Director:
Willem P. Roelandts
____________________
* Lead Independent Director

Director Independence

The NASDAQ listing standards require that a majority of the members of a listed company’s board of directors must qualify as “independent” as affirmatively determined by its board of directors. Our Board annually reviews information relating to the members of our Board to ensure that a majority of our Board is independent under the NASDAQ Marketplace Rules and the rules of the SEC. After review of all relevant transactions and relationships between each Director, his or her family members and entities affiliated with each Director and Xilinx, our senior management and our independent registered public accounting firm, our Board has determined that seven (7) of our eight (8) nominees for Director are independent directors as defined in Rule 4200 of the NASDAQ Marketplace Rules and in Rule 10A-3 of the Exchange Act. Mr. Roelandts, our Chairman and Chief Executive Officer, is not an independent director within the meaning of the NASDAQ Marketplace Rules or the rules of the SEC because he is an employee of Xilinx.

In making a determination of the independence of the nominees for Director, the Board reviewed relationships and transactions occurring since the beginning of fiscal 2005 between each Director, his or her family members and entities affiliated with each Director and Xilinx, our senior management and our independent registered public accounting firm. In making its determination, the Board applied the standards for independence set forth by NASDAQ and the SEC. In each case, the Board determined that, because of the nature of the relationship or the amount involved in the transaction, the relationship did not impair the Director’s independence. The transactions listed below were considered by the Board in its independence determinations.

Mr. Fishman is employed as an executive officer and is a director of a company with which Xilinx does business, and until May 2006, Mr. Turner was employed as an executive officer of a company with which Xilinx does business. Xilinx’s transactions with these companies occurred in the normal course of business and the amount that Xilinx paid in each fiscal year to these companies for goods and services represented less than 1% of such company’s annual revenue, and the amount received by Xilinx in each fiscal year for goods and services from each such company represented less than 1% of Xilinx’s annual revenue.

Each of Messrs. Doyle, Fishman, Patterson, and Turner and Dr. Howard is, or was during the previous three (3) fiscal years, a non-management director of one (1) or more other companies that has done business with Xilinx. All of the transactions with these companies occurred in the normal course of business in the purchase or supply of goods or services.

Meetings

The Company’s Board held a total of eleven (11) meetings during the fiscal year ended March 31, 2007. All Directors are expected to attend each meeting of the Board and the committees on which he or she serves, and are also expected to attend the Annual Meeting. With the exception of Dr. Howard, all Directors attended the 2006 annual meeting of stockholders. No Director attended fewer than 75% of the aggregate of all meetings of the Board or its Committees on which such Director served during the fiscal year. The Board holds four (4) pre-scheduled meetings per fiscal year.

Committees

The Board has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee and Committee of Independent Directors (the “Committees”). The Board has determined that each Director currently serving on these Committees and who served on the Committees in fiscal 2007 is “independent” in accordance with NASDAQ Marketplace Rule 4200(a)(15) and Rule 10A-3 of the Exchange Act. The Board and its Committees have authority to engage independent advisors and consultants and have used such services. Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, is subject to charters approved by the Board, which are posted on the investor relations page of the Company’s website at www.investor.xilinx.com under “Corporate Governance.”

     Audit Committee

The members of the Audit Committee during fiscal 2007 were John L. Doyle, William G. Howard and J. Michael Patterson. On April 16, 2007, Marshall C. Turner replaced Dr. Howard on the Audit Committee. During fiscal 2007, the Audit Committee held twelve (12) meetings and met twice with members of the special committee convened during fiscal 2007 to investigate our stock option granting practices. The Audit Committee assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. The Board has determined that each Audit Committee member is able to read and understand fundamental financial statements as required by the corporate governance listing standards of NASDAQ. The Audit Committee operates in accordance with a written charter adopted by the Board, which complies with NASDAQ and SEC listing standards.

The Board has further determined that each current member of the Audit Committee qualifies as an “audit committee financial expert” as defined by SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the Audit Committee members’ individual experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon any of the Audit Committee members any duties, obligations or liabilities that are greater than those generally imposed on each of them as members of the Board nor alter the duties, obligations or liability of any other member of the Board.

     Compensation Committee

The Compensation Committee, which consists of Philip T. Gianos, J. Michael Patterson and Elizabeth W. Vanderslice, met eleven (11) times during fiscal 2007. The Compensation Committee has responsibility for establishing the compensation policies of the Company. The Committee determines the compensation of the Company’s Board and other executive officers and has exclusive authority to grant options to executive officers under the 1997 Stock Plan and the 2007 Plan. The Compensation Committee evaluates the CEO’s performance and makes recommendations to the Board for final determination of CEO compensation, including base salary, incentive pay and equity. The CEO is not present during the Committee’s or Board’s deliberations and voting on CEO compensation, but may be present during voting and deliberations related to compensation of other executive officers. For further information about the processes and procedures for the consideration and determination of executive compensation, please refer to the section of this proxy statement entitled “Executive Compensation and Related Information – Compensation Discussion and Analysis.”

The Board has further determined that each member of the Compensation Committee is an “outside director” as that term is defined in Section 162(m) of the Tax Code.

     Nominating and Governance Committee

The Nominating and Governance Committee, which currently consists of Elizabeth W. Vanderslice, Jerald G. Fishman and William G. Howard, Jr., met four (4) times during fiscal 2007. The Nominating and Governance Committee has responsibility for nominating individuals to serve as members of the Board, and to establish policies affecting corporate governance. The Nominating and Governance Committee, among other things, makes suggestions regarding the size and composition of the Company’s Board and nominates directors and executive officers for election. The Board believes in bringing a diversity of cultural backgrounds and viewpoints to the Board and desires that its Directors and nominees possess critical skills in the areas of semiconductor design and marketing, manufacturing, systems, software and finance. These factors, and any other qualifications considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Governance Committee may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Governance Committee has not established any specific minimum criteria or qualifications that a director or nominee must possess. The Board remains apprised of qualified individuals who may be considered as Board candidates in the future.

As necessary and as part of its annual evaluation of current Board members, the Nominating and Governance Committee considers the skills and viewpoints previously mentioned as desirable director qualifications, any job changes, the amount of time each Director spends on Xilinx matters and to what extent, if any, other commitments the Directors may have outside of Xilinx impact the Director’s service to Xilinx. In connection with its evaluation of Board composition, the Nominating and Governance Committee also considers rotating Directors’ positions on the Board Committees.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In fiscal 2007, the Company did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. The Nominating and Governance Committee will consider candidates proposed by stockholders using the same process it uses for a candidate recommended by a member of the Board, an employee, or a search firm, should one be engaged. A stockholder seeking to recommend a prospective nominee for the Nominating and Governance Committee’s consideration should submit the candidate’s name and qualifications by mail addressed to the Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, sent by email to corporate.secretary@xilinx.com, or faxed to the Corporate Secretary at (408) 377-6137.

     Committee of Independent Directors

During fiscal 2006, the independent Directors formed the Committee of Independent Directors in which all independent Directors participate. This Committee met four (4) times during fiscal 2007. The Committee’s principal focus is succession planning but it also addresses other topics as deemed necessary and appropriate. The Committee of Independent Directors typically meets outside the presence of management.

BOARD OF DIRECTORS — PRINCIPLES OF CORPORATE GOVERNANCE

Overview

The Company and the Board, through its Nominating and Governance Committee, regularly review and evaluate the Company’s corporate governance principles and practices. On February 7, 2007, the Nominating and Governance Committee discussed the Company’s Significant Corporate Governance Principles. The Significant Corporate Governance Principles, the charters for each of the Board’s Committees, and each of the Company’s Code of Conduct and the Directors’ Code of Ethics are posted on the investor relations page of the Company’s website at www.investor.xilinx.com. Printed copies of these documents are also available to stockholders upon written request addressed to the Corporate Secretary, Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124 or by email at corporate.secretary@xilinx.com.

Board Composition and Governance

The Board believes there should be a substantial majority of independent Directors on the Board. The Board also believes that it is useful and appropriate to have members of management as Directors, including the CEO. Independent Directors are given an opportunity to meet outside the presence of members of management, and hold such meetings regularly.

All Directors are elected annually at the annual stockholder meeting. In response to a successful stockholder proposal for election of directors by majority vote standard, on May 3, 2006, the Board amended the Company’s Bylaws to provide for the election of Directors in an uncontested election by the majority of votes cast regarding each nominee. In contested elections, Directors will be elected by the plurality standard whereby those Directors with the highest number of votes cast are elected. Any existing Director that receives more “against” votes than “for” votes will tender his or her resignation to the Board. The Board will announce its decision with regard to the resignation within 120 days following the certification of election results.

The Board conducts an annual evaluation of its performance. The process varies from year-to-year, including self-evaluations and/or one-on-one meetings with the chairpersons of the Nominating and Governance Committee and the Compensation Committee and the Lead Independent Director. Results of the evaluation are formally presented to the Board. The Board has made changes in Board procedures based on feedback from the process.

Lead Independent Director

It is the written policy of the Board that if the Chairman is also the CEO of the Company, the Board will designate an independent Director to serve as Lead Independent Director, who is responsible for coordinating the activities of the independent Directors, as well as other duties, including chairing the meetings of the Committee of Independent Directors. When Mr. Roelandts became the Chairman of the Company’s Board on August 7, 2003, Jerald G. Fishman assumed the role of Lead Independent Director. The Board’s Nominating and Governance Committee reviews the position of Lead Independent Director and identifies the Director who serves as Lead Independent Director.

Board Service Limits and Terms

The Board has set a limitation on the number of public boards on which a Director may serve to three (3) for any CEO and four (4) for all other Directors.

The Board believes that term limits on Directors’ service and a mandatory retirement age do not serve the best interests of the Company. While such policies could help ensure that fresh ideas and new viewpoints are addressed by the Board, such limits have the disadvantage of losing the contribution of Directors who over time have developed increased insight and knowledge into the Company’s operations and who remain active and contributing members of the Board. The Board evaluation process plays a significant role in determining our Nominating and Governance Committee’s recommendation regarding Board tenure.

Change of Principal Occupation or Association

When a Director’s principal occupation or business association changes substantially during his or her tenure as Director, that Director shall tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

Director Education

The Company offers internal and external course selections for new-Director orientation as well as continuing education. On a rotating basis, Directors will regularly attend director education programs, including Institutional Shareholder Services-accredited courses, and report back to the entire Board on key learnings.

Stock Ownership Requirements

The Board has established the following minimum stock ownership guidelines for Directors, the CEO and other executive officers:

  4,000 shares for non-employee Directors;

  50,000 shares for the CEO; and

  15,000 shares for executive officers.

Individuals have five (5) years to meet the ownership requirements; for existing Directors, the CEO and executive officers, the ownership requirements must be attained by June 1, 2011. New directors and executive officers must meet the requirements within five (5) years of their initial grant date.

Succession Planning

The Board plans for succession to the position of the Chairman of the Board and the CEO, as well as other senior management positions. The Nominating and Governance Committee keeps the Board apprised of external and internal candidates. To assist the Board, the Chairman and CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him. He also provides the Board with an assessment of considered potential successors to certain senior management positions.

Internal Audit

The Company’s Internal Audit function reports to the Audit Committee of the Board and administratively to the Company’s Chief Financial Officer.

Anonymous Reporting and Whistleblower Protection

The Company’s Code of Conduct includes protections for employees who report violations of the Code of Conduct, other policies, laws, rules and regulations. The Company has implemented an Internet-based anonymous reporting process for employees to report violations they do not otherwise bring directly to management. The site can be accessed from the Company’s intranet as well as from any Internet connection or telephone around the world.

Codes of Conduct and Ethics

The Company has adopted a Code of Conduct applicable to the Company’s Directors and employees, including the Company’s CEO, Chief Financial Officer (“CFO”) and its principal accounting personnel. The Code of Conduct includes protections for employees who report violations of the Code of Conduct and other improprieties and includes an anonymous reporting process to provide employees with an additional channel to report any perceived violations. Independent Directors receive notification of violations reported through the anonymous reporting process. The Chief Compliance Officer provides a quarterly report to the Audit Committee of incident reports identified through the anonymous reporting process and otherwise as necessary.

The Audit Committee has approved the adoption of the Financial Executives International Code of Financial Ethics by the Company’s finance managers which supplements the employee Code of Conduct.

The Board has adopted a separate Code of Ethics pertaining particularly to the Board which covers topics including insider trading, conflicts of interests, financial reporting and compliance with other laws.

A waiver of any violation of the Code of Conduct by an executive officer or Director and a waiver of any violation of the Directors’ Code of Ethics may only be made by the Board. The Company will post any such waivers on its website under the Corporate Governance page of www.investor.xilinx.com. No waivers were requested or granted in the past year.

Stockholder Value

The Board is cognizant of the interests of the stockholders and accordingly has adopted the following provisions:

  All employee stock plans are submitted to the stockholders for approval prior to adoption;

  The 1997 Stock Plan and the 2007 Plan include provisions that prohibit repricing of options including by canceling and issuing new options without prior approval of stockholders; and

  The Company is committed to keeping dilution under its stock plans for employees under 3%.

Stockholder Communications to the Board

Stockholders may initiate any communication with the Company’s Board in writing and send them addressed in care of the Company’s Corporate Secretary, at Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, sent by e-mail to corporate.secretary@xilinx.com, or faxed to the Corporate Secretary at (408) 377-6137. The name of any specific intended recipient, group or committee should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, and as necessary for follow up at the Board’s direction, correspondence may be forwarded elsewhere in the Company for review and possible response. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner.

COMPENSATION OF DIRECTORS

In fiscal 2007, the Company paid each of its non-employee Directors serving on its Board $30,000 per year for service as a Director. Chairpersons of the Compensation and Nominating and Governance Committees received an additional $10,000 per year and the Chairperson of the Audit Committee received an additional $15,000 per year. Other than the chairpersons, members of the Compensation and Nominating and Governance Committees received an additional $3,000 per year and the members of the Audit Committee received an additional $5,000 per year. The Lead Independent Director also received an additional $10,000 per year. All payments were made on a quarterly basis. Effective for fiscal 2008, the Board approved an increase in non-employee Directors’ fees from $30,000 to $60,000 annually.

The Company’s 1997 Stock Plan provides for an automatic grant of non-qualified options to non-employee Directors of the Company. Each eligible non-employee Director is automatically granted an initial option to purchase 36,000 shares of Common Stock on the date of the Director’s first Board or Committee meeting after becoming a Director and an additional option to purchase 12,000 shares of Common Stock on an annual basis thereafter. Under the 1997 Stock Plan, Director options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and currently vest over four (4) years. In the event of a change in control in which the successor corporation does not assume or substitute for the options, all of the options vest. The Company ceased issuing options under the 1997 Stock Plan as of April 1, 2007. The 1997 Stock Plan expired on May 8, 2007 and all available but unissued shares under this plan were cancelled.

In 2006, the Company adopted the 2007 Plan. Under the 2007 Plan, commencing on April 1, 2007, each eligible non-employee Director will automatically be granted an initial option to purchase 36,000 shares of Common Stock on the date of the Director’s first Board or Committee meeting after becoming a Director, and an additional option to purchase 18,000 shares of Common Stock on the first trading day of January each year, provided that the Director has served on the Board for a minimum of six (6) months. Under the 2007 Plan, Director options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and currently vest over four (4) years.

Directors who are actively employed as executives by the Company receive no additional compensation for their service as Directors. Mr. Roelandts is currently the only employee Director of the Company.

Director Compensation for Fiscal 2007

The following table provides information on director compensation in fiscal 2007.

						Change in
						Pension
						Value and
						Nonqualified
	Fees Earned				Non-Equity	Deferred
	or Paid in	Stock	Option		Incentive Plan	Compensation		All Other
	Cash	Awards	Awards(1)		Compensation	Earnings		Compensation	Total
Name	($)	($)	($)		($)	($)		($)	($)
John L. Doyle	45,000	—	137,064	(2)	—	—		—	182,064
Jerald G. Fishman	44,717	—	137,064	(2)	—	—		—	181,781
Philip T. Gianos	40,000	—	137,064	(2)	—	—		—	177,064
William G. Howard, Jr.	36,856	—	137,064	(2)	—	23,157	(3)	—	197,077
J. Michael Patterson	36,283	—	118,726	(2)	—	—		—	155,009
Marshall C. Turner	250	—	433	(2)(4)	—	—		—	683
Elizabeth W. Vanderslice	41,283	—	137,064	(2)	—	21,001	(3)	—	199,348
____________________

(1)	Amounts shown do not reflect compensation actually received by the Director. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal 2007 for option awards as determined pursuant to Statement of Financial Accounting Standards (SFAS) 123(R), “Share-Based Payment” (“SFAS 123(R)”), discounting forfeiture assumptions. These compensation costs reflect option awards granted in and prior to fiscal 2007, except for the amount for Mr. Turner, which reflects compensation costs only for his sole option award which was granted in fiscal 2007. The assumptions used to calculate the value of option awards are set forth under Note 3 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

(2)	Reflects the compensation cost recognized by the Company in fiscal 2007 for all outstanding stock option grants. Includes options to purchase 12,000 shares of our Common Stock granted on January 3, 2007 at an exercise price of $23.61 per share with a fair value of $106,049 as of the date of grant. The following aggregate number of option awards were outstanding as of March 31, 2007: Mr. Doyle 168,052; Mr. Fishman, 119,045: Mr. Gianos, 112,052; Dr. Howard, 192,045; Mr. Patterson, 51,000; Mr. Turner, 36,000; and Ms. Vanderslice, 109,045.

(3)	Represents fiscal 2007 earnings under the Company’s non-qualified deferred compensation plan. For more information about this plan see the section entitled “Compensation Components—Deferred Compensation Plan.”

(4)	Reflects the compensation cost recognized by the Company in fiscal 2007 for a stock option grant with a fair value of $316,562 as of the date of grant for options to purchase 36,000 shares of our Common Stock granted on March 29, 2007 at an exercise price of $25.53 per share.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview of Compensation Program

Our compensation programs are designed to support our business goals and to promote both short-term and long-term growth. This section of the proxy statement explains our compensation programs in general, and how they operate with respect to our named executive officers in particular. Our “named executive officers” are those individuals who served in fiscal 2007 as the Company’s CEO, CFO, each of the next three (3) most highly compensated executive officers and two (2) former executive officers, as required under SEC rules.

Role of the Compensation Committee

The Compensation Committee of the Board (the “Compensation Committee”), in consultation with the CEO, is responsible for establishing the Company’s compensation and benefits philosophy and strategy. The CEO is the only executive officer of the Company involved in recommending the amount or form of executive compensation. The Compensation Committee also determines and oversees the general compensation policies of the Company as well as sets specific compensation levels for corporate officers, including the named executive officers. The Compensation Committee also reviews and makes recommendations to the Board regarding the compensation of the CEO. In determining compensation strategy, the Compensation Committee reviews market competitive data to ensure that the Company is able to attract and retain quality employees, including the named executive officers. The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibility and has done so, as described under the section below entitled “Performance to be Rewarded and Procedural Approaches to Accomplish Compensation Objectives,” but may not delegate its authority to such advisors.

Overview of Elements of Compensation

The Company uses the elements of cash and equity incentives to achieve its compensation objectives. The cash component of compensation is intended to reflect market competitiveness as well as to compensate for the duties assigned to the particular executive. Equity awards are designed to be long-term stock incentives and are intended to provide officers with a stake in the success of the business and encourage creation of stockholder value. Generally, the types of compensation and benefits provided to the CEO are similar to the compensation and benefits provided to our other executive officers. The Compensation Committee strives to ensure that the total compensation paid to the named executive officers is fair, reasonable and competitive.

Compensation Philosophy and Objectives

The primary objectives of the Compensation Committee with respect to determining executive compensation are (1) to attract, motivate and retain talented employees at all levels; (2) to align executives’ interests with those of stockholders; and (3) to align executives’ compensation with their level of performance and, therefore, to compensate executives based on a “pay for performance” philosophy with the ultimate objective of improving stockholder value.

To achieve these objectives, the Compensation Committee has implemented and maintains compensation plans that tie a significant portion of executives’ overall compensation to our financial performance, including the Company’s operating profit and revenue, and the trading price of our Common Stock. Overall, the total compensation opportunity is intended to create an executive compensation program that is targeted at the median competitive levels of comparable companies and, in particular, as described more fully below, the Compensation Committee examines the compensation structures and levels of companies that are in a similar industry to us, are of roughly similar size, have similar growth expectations and compete for the same talent.

The Company maintains a bonus program applicable to executives, including the named executive officers, which is called Pay for Xilinx Performance (“PXP”), described in greater detail below. Compensation under the PXP program varies with our financial performance. Quarterly bonus payments to executives decrease when the Company does not meet its financial targets and increase when the Company meets or exceeds its financial targets. This design is intended to accomplish the Company’s goal of aligning executives’ interests with those of stockholders by encouraging the executives to work diligently toward the success of the Company. Bonus payments are made quarterly in order to reinforce the Company’s “pay for performance” philosophy by rewarding employees in “real time” for Company performance in each fiscal quarter.

The Company further seeks to advance its objective of aligning executives’ interests with the interests of stockholders through its 2007 Plan. The purpose of the 2007 Plan is to promote the success of our businesses by encouraging equity ownership in the Company. In particular, the 2007 Plan provides officers with incentive to exert maximum effort toward the success of the Company and to participate in such success through acquisition and retention of our Common Stock.

Stock ownership guidelines also apply to the named executive officers. Specifically, the ownership guideline applicable to the CEO is 50,000 shares and to other executive officers, including named executive officers, generally, is 15,000 shares. For further information on our stock ownership policy, see the section below entitled “Equity Grant Procedures and Guidelines.”

Performance to be Rewarded and Procedural Approaches to Accomplish Compensation Objectives

The Compensation Committee believes that the executive compensation provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that rewards performance as measured against established goals.

To aid in its periodic examination and determination of executive compensation, the Compensation Committee has retained the consulting services of Mr. Matt Ward of Radford Surveys + Consulting (“Radford”) to assist in its review of independent compensation data such as public company proxy statements and the Radford Executive Compensation Survey in setting executive compensation. In our survey of market data, we focus on companies meeting all or some of the following criteria: (i) they operate in a similar industry as the Company; (ii) they are of roughly similar size (as measured by revenues and aggregate market capitalization) as the Company; (iii) they have growth expectations similar to those of the Company; and (iv) they are companies against whom the Company competes for talent. For fiscal 2007, the peer group companies that were considered are as follows:

  Altera Corporation

  Analog Devices, Inc.

  Broadcom Corporation

  Cypress Semiconductor Corporation

  Fairchild Semiconductor International, Inc.

  Linear Technology Corporation

  LSI Corporation

  Maxim Integrated Products, Inc.

  Microchip Technology Incorporated

  Qualcomm Incorporated

  Synopsys, Inc.

Data on the compensation practices of the above-mentioned peer group generally is gathered through searches of publicly available information, including publicly available databases. Publicly available information does not typically include information regarding target cash compensation, so the Company relies on a compensation survey prepared by Radford to benchmark target cash compensation levels against the above peer group. Peer group data is gathered with respect to base salary, bonus targets and equity awards. It does not include deferred compensation benefits or generally available benefits, such as 401(k) plans or health care coverage.

The Compensation Committee evaluates annually the performance of the CEO in light of the goals and objectives of the Company’s executive compensation plans, and determines and approves, and recommends to the Board for its approval, the CEO’s compensation level based on this evaluation. The Compensation Committee uses objective data to determine the CEO’s compensation, and compares the data to competitive ranges following statistical analysis and review of subjective policies and practices, including assessment of the CEO’s achievements, and a review of compensation paid to chief executive officers of the peer group companies. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee considers all relevant factors, including the Company’s performance and relative stockholder return, the value of similar awards to chief executive officers of the peer group companies, the awards given to the CEO in prior years, and formal feedback from the independent directors and the CEO’s direct reports. The CEO is not present at either Compensation Committee or Board level deliberations concerning his compensation. However, the CEO assists the Compensation Committee in establishing the Company's compensation and benefits philosophy and strategy for its executives and also makes specific recommendations to the Compensation Committee with respect to the individual compensation for each of the executive officers, including the named executive officers.

In addition, with respect to the other named executive officers, the Compensation Committee annually reviews their performance in light of the goals and objectives of the Company, and determines and approves their compensation. The Compensation Committee considers all relevant factors in determining the appropriate level of such compensation, including each executive officer’s performance during the year, specifically an officer’s accomplishments, areas of strength and areas for development. The review of the performance and compensation of each named executive officer is conducted annually during the period commencing on or about the middle of May which is called our “Focal Review Period.” During this period, the CEO and members of the Company’s human resources department document each named executive officer’s performance during the year based on the CEO’s knowledge of each named executive officer’s performance, individual self-assessment and feedback provided by the named executive officer’s peers and direct reports. The CEO also reviews the compensation data gathered from compensation surveys and makes a recommendation to the Compensation Committee on each named executive officer’s compensation.

Compensation Components

Our executive compensation is divided into the following components:

Base Salary. The Company provides the named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. As noted above, base salaries for our executive officers, including named executive officers, are reviewed and adjusted annually. In determining the base salaries of executive officers, including the named executive officers, the Compensation Committee considers a number of criteria, including the officer’s performance during the prior year, base salary during the prior year, scope of responsibility, breadth of knowledge and individual achievements. In addition, in our determination of executive officers’ base salaries, we review the base salaries being paid to executive officers in comparable positions at companies of similar size and internal review of the executive’s compensation, both individually and relative to other executive officers. The comparable companies used in this analysis are the same peer group companies identified in the discussion above regarding our survey of market data. Determination of base salary is not made in accordance with a strict formula which measures weighted qualitative and quantitative factors, but rather is based on objective data synthesized to competitive ranges and to internal policies and practices, including review of the foregoing criteria, all of which are considered when making the determination of base salary. Generally, we believe that executive officers’ base salaries should be targeted at the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy. We expect that the Compensation Committee will adopt the same analysis for fiscal year 2008.

Incentive Opportunities/Compensation. Most of our employees, including the named executive officers, are eligible to participate in our PXP program. This program provides for a cash bonus calculated as a percentage of the named executive officer’s base salary. In fiscal 2007, bonus targets for all named executive officers other than the CEO ranged from 60% to 70% of their base salary, and the bonus target for the CEO was 90% of his base salary.

Bonuses under the PXP program are determined using three (3) components, each carrying a different weight in determining the ultimate bonus amount: (i) the Company’s operating profit, 40% weighting, (ii) actual Company revenue compared with the revenue goal set at the beginning of the applicable quarter, 40% weighting, and (iii) achievement of an annual strategic objective, described below, 20% weighting. These same components are used to determine the CEO’s bonus amount, but with the following weighting: (i) the Company’s operating profit, 33 and 1/3% weighting, (ii) actual Company revenue compared with the revenue goal set at the beginning of the applicable quarter, 33 and 1/3% weighting, and (iii) an annual strategic objective, described below, 33 and 1/3% weighting. The achievement level of these components is determined each quarter following the Company’s quarterly earnings release. Under the PXP program, the operating profit and revenue components are subject to a multiplier that reduces or increases that component of PXP program, depending upon performance results, and may result in participants receiving less than or more than their target percentages. The operating profit multiplier may increase no greater than 0.2 for each percentage point above target. In addition, under the PXP program, the revenue multiplier may increase no greater than 0.15 for each five (5) percentage points of revenue performance above the Company’s goal set at the beginning of the quarter.

The annual strategic objective component is tied to key Company initiatives such as product quality, customer satisfaction and market segment share. Individual performance is considered. The strategic objective component is approved by the CEO with respect to the executive officers other than the CEO himself. For the CEO, the Compensation Committee recommends an appropriate strategic objective to the Board, which then has final approval. For fiscal 2007, the Compensation Committee recommended that the CEO’s strategic objective for fiscal 2007 should be comprised of two (2) key goals of (i) restructuring the organization and (ii) notable improvement in the embedded and DSP business efforts of the Company. At the time the strategic goals for the named executive officers under the PXP program were set, the Compensation Committee believed that the goals would be difficult but achievable with significant effort. In fiscal 2007, as a group, the named executive officers (other than the CEO) received between 25% and 43% of their respective base salaries as a bonus under the PXP program and the CEO received 62% of his base salary as a bonus under the PXP program.

Long-Term Equity Incentive Program. Equity grants are a key element of the Company’s market-competitive total compensation package. We provide long-term incentive compensation through the award of stock options that vest over multiple years. We make most equity grants on an annual basis in connection with the annual performance review and adjustment cycle. Stock options were granted to our named executive officers during our 2007 fiscal year under our 1997 Stock Plan, which expired on May 8, 2007. These options have a ten-year term, vest over a four-year period of continued employment and have an exercise price equal to 100% of the closing price of the shares underlying the options on the date of grant. Our equity compensation program is intended to align the interests of our officers with those of our stockholders by creating an incentive for our officers to maximize stockholder value. The equity compensation program is also designed to encourage our officers to remain employed with the Company despite a very competitive marketplace. The Company targets the value of its equity awards to be in the median of the peer group companies mentioned above. In fiscal 2007, the named executive officers received stock option grants during our annual Focal Review Period. These grants were made by the Compensation Committee or Board, as appropriate, taking into consideration the various factors set forth above, including market-competitiveness, individual performance during the year and the need to provide long term incentives.

The Company’s 2007 Plan was approved by stockholders in July 2006 and became effective January 1, 2007. The purpose of the plan is to attract and retain the services of employees, including the named executive officers, as well as consultants and non-employee directors, and to promote the success of our business through equity ownership. Grants of equity awards by the Compensation Committee under the 2007 Plan are intended to provide employees, including the named executive officers, with an incentive to exert maximum effort for our success and to participate in that success through acquisition of our Common Stock. The 2007 Plan provides participants with a proprietary interest in the Company through the granting of options, RSUs, SARs and restricted stock. To date, no grants have been made to the named executive officers under the 2007 Plan. Under the 2007 Plan, the exercise price of our options may not be less than 100% of the closing price of the shares underlying the option on the date of grant and all options granted have a maximum term of seven (7) years.

Elected officers of the Company receive certain acceleration of vesting as follows: options outstanding under our 1988 and 1997 Stock Plans are credited with one (1) year of vesting in the event an elected officer voluntary resigns after attaining age fifty-five (55) and with at least five (5) years of service to the Company as an elected officer. The 2007 Plan does not provide for automatic acceleration of vesting under any circumstance.

Deferred Compensation Plan. The Company maintains a non-qualified deferred compensation plan which allows eligible employees, including executive officers and members of the Board, to voluntarily defer receipt of a portion or all of his/her salary, cash bonus payment or directorship fees, as the case may be, until the date or dates elected by the participant, thereby allowing the participating employee or director to defer taxation on such amounts. This deferred compensation plan is offered to highly compensated employees and non-employee directors in order to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) Plan. Further, the Company offers the deferred compensation plan as a competitive practice to enable it to attract and retain top talent by providing employees with an opportunity to save in a tax efficient manner.

Amounts credited to the deferred compensation plan consist only of cash compensation that has been earned and payment of which has been deferred by the participant. Under the deferred compensation plan, the Company is obligated to deliver on a future date the deferred compensation credited to the relevant participant’s account, adjusted for any positive or negative investment results from investment alternatives selected by the participant under the deferred compensation plan (the “Obligations”). The Obligations are unsecured general obligations of the Company and rank in parity with other unsecured and subordinated indebtedness of the Company. The Obligations are not transferable, except upon death of a participant. All earnings under the deferred compensation plan are based on the market performance of the investments selected at the direction of the individual participant.

In addition, the Company, acting through the Board, may make discretionary contributions to the accounts of one (1) or more deferred compensation plan participants. In fiscal 2007, there were no discretionary contributions made by the Company to the deferred compensation plan accounts. The deferred compensation plan is evaluated for competitiveness in the marketplace from time to time, but the level of benefits provided is not typically taken into account in determining an executive’s overall compensation package for a particular year.

The ESPP, Retirement Benefits under the 401(k) Plan, Executive Health Benefits and Generally Available Benefit Programs. As described in greater detail in Proposal Two, the Company maintains the ESPP, under which generally all employees are able to purchase our Common Stock through payroll deductions at a discounted price. We believe that the participation in the ESPP promotes the success of the Company through broad-based equity ownership among employees. The Compensation Committee further believes that the ESPP is an integral part of the Company’s overall benefit program and is intended to encourage executives to exert maximum effort toward ensuring the success of the Company and to participate in that success through acquisition of our Common Stock.

We also maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Under the 401(k) Plan, the Company makes discretionary contributions to the 401(k) Plan based on a formula under which a specific flat dollar amount is allocated to each eligible employee according to the attainment of certain specific operating profit margins each quarter, as determined by the Company.

The Company also offers a number of other benefits to the named executive officers pursuant to benefits programs that provide for broad-based employee participation. These benefits include medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, educational assistance, employee assistance and certain other benefits. The terms of these benefits are essentially the same for all eligible employees. The Company shares the cost of health and welfare plans with its employees, a cost that is dependent on the level of benefits coverage that each employee elects.

The ESPP, 401(k) Plan and other generally available benefit programs allow the Company to remain competitive for employee talent, and the Company believes that the availability of the benefit programs generally enhances employee productivity and loyalty. The main objectives of the Company’s benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events and assistance in achieving retirement financial goals in compliance with applicable legal requirements. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

Historically, as a matter of practice, we have provided post-retirement health benefits to retiring executive officers, who have attained at least age fifty-five (55) and who have served as an elected officer for at least five (5) years. These benefits have included continued medical and dental coverage for the retiring executive and his/her eligible dependents until the executive reaches age sixty-five (65) or becomes eligible for other benefits. The Compensation Committee believes that providing post-retirement benefits to executive officers encourages continued and long-term service to the Company in the years when the executives are most experienced and rewards the executives for such long service.

On an annual basis, the Company benchmarks its overall benefits programs, excluding our 401(k) Plan and deferred compensation plan, against our peers, using the Radford survey data. The Company generally targets its overall benefits programs, excluding the 401(k) Plan and deferred compensation plan, in the median of the market in which it competes for employees which the Company believes allows us to remain competitive in attracting and retaining talent. We analyze changes to our benefits programs in light of the overall objectives of the program, including the effectiveness of the retention and incentive features of such programs and our targeted percentile range.

In addition to the compensation components described above, and consistent with our compensation philosophy, we intend to continue to maintain market-competitive executive benefits for officers, including our named executive officers; provided, however, that the Compensation Committee may revise, amend, or add to the officer’s executive benefits and perquisites if it deems advisable such as to remain competitive with comparable companies and/or to retain individuals who are critical to the Company. We believe these benefits and perquisites are currently at competitive levels for comparable companies.

Employment and Separation Agreements with Named Executive Officers

Employment Letter Agreement with Willem P. Roelandts. Under an employment letter agreement we entered into with the CEO, dated January 5, 1996, in the event his employment is terminated without cause (as defined in the letter agreement) within one (1) year following a change in control (as defined in the letter agreement), he will be eligible for two (2) years of each of (i) his base pay, (ii) his target bonus and (iii) medical and dental insurance. In addition, all of his unvested stock options will vest and become immediately exercisable. We provided these potential payments and benefits to the CEO under his letter agreement for the purpose of ensuring his cooperation with and commitment to the continued success of the Company during and following a change in control if such an event were to occur.

Potential Payments Upon Change in Control and Termination of CEO’s Employment. Under his employment agreement, the CEO will receive certain compensation as set forth above. Assuming the Company had experienced a change in control and the CEO’s employment had terminated without cause on March 30, 2007, the last business day of the Company’s fiscal year, the CEO would have received the following severance benefits under his employment agreement: (i) a lump sum payment of $1,545,000, consisting of two (2) times his annual salary for fiscal 2007, (ii) a lump sum payment of $1,318,000, consisting of two (2) times his target bonus for fiscal 2007, (iii) medical and dental insurance for two (2) years valued at $20,000 and (iv) acceleration of the vesting of stock options to purchase an aggregate of 399,000 shares of Common Stock. Based on the difference between the weighted average exercise price of the options and $25.73, the closing price of our Common Stock on March 30, 2007, the net value of these options would be $583,000.

Employment Letter Agreement with Jon A. Olson. Under an employment letter agreement that we entered into with the CFO on June 2, 2005, in the event the Company experiences a change in control within two (2) years from the date of employment commencement and the CFO is terminated without cause within one (1) year of such change in control of the Company, he will be eligible for one (1) year of each of: (i) his base pay, (ii) his target bonus and (iii) medical and dental insurance. In addition, the number of unvested stock options that would have vested had the CFO remained employed with us for an additional year from his termination date will vest and become immediately exercisable upon such change in control. As in the case of the CEO, this arrangement was entered into with the CFO to ensure his cooperation with and commitment to the continued success of the Company during and following a change in control, in the event such were to occur.

Potential Payments Upon Change in Control and Termination of CFO’s Employment. Under his employment agreement, the CFO will receive certain compensation as set forth above. Assuming the Company had experienced a change in control and the CFO’s employment had terminated without cause on March 30, 2007, the last business day of the Company’s fiscal year, the CFO would have received the following severance benefits under his employment agreement: (i) a lump sum payment of $381,000, consisting of his annual salary for fiscal 2007, (ii) a lump sum payment of approximately $227,000, consisting of his target bonus for fiscal 2007, (iii) medical and dental insurance for one (1) year valued at approximately $10,000 and (iv) acceleration of the vesting of one (1) additional year of stock options to purchase an aggregate of 70,000 shares of Common Stock. Based on the difference between the weighted average exercise price of the options and $25.73, the closing price of our Common Stock on March 30, 2007, the net value of these options would be $62,000.

Separation Agreement with Richard Sevcik. On May 2, 2006, the Company entered into a separation agreement with Richard W. Sevcik, Executive Vice President and General Manager, who retired effective May 15, 2006. Under this agreement, the Company agreed to: (i) pay Mr. Sevcik the sum of $48,000 per month for a period of ten (10) months commencing on June 15, 2006, provided Mr. Sevcik does not provide services to certain companies in the business of programmable logic, as outlined in such agreement; (ii) accelerate the vesting of outstanding options that would have vested had Mr. Sevcik continued in employment with us through May 15, 2007; and (iii) pay the company portion of medical and dental coverage for Mr. Sevcik and his spouse until he reaches the age of sixty-five (65) or becomes eligible under another plan, whichever is earlier. Based on the difference between the weighted average exercise price of Mr. Sevcik’s accelerated options to purchase an aggregate of 90,811 shares of Common Stock and $27.52, the closing price of our Common Stock on May 15, 2006, the net value of these options would be $176,654. Assuming the Company pays for medical and dental coverage until Mr. Sevcik reaches the age of sixty-five (65), the net present value of such coverage will be approximately $26,000. The agreement also provides for a general release in favor of the Company, as well as continued confidentiality and limited non-competition obligations by Mr. Sevcik.

Separation Agreement with Kris Chellam. On February 26, 2007, the Company entered into a separation agreement with Kris Chellam, Senior Vice President, Corporate and Enterprise Services, who retired effective February 28, 2007. Under this agreement, the Company agreed to: (i) pay Mr. Chellam a lump sum of $48,100 after August 28, 2007; (ii) accelerate the vesting of outstanding options that would have vested had Mr. Chellam continued in employment with us through February 28, 2008; (iii) extend until December 31, 2007 the deadline for Mr. Chellam to exercise his vested stock options; and (iv) pay the company portion of medical and dental coverage for Mr. Chellam and his spouse until he reaches the age of sixty-five (65) or becomes eligible under another plan, whichever is earlier. Based on the difference between the weighted average exercise price of Mr. Chellam’s accelerated options to purchase an aggregate of shares of Common Stock and $25.62, the closing price of our Common Stock on February 28, 2007, the net value of these options would be $32,563. Assuming the Company pays for medical and dental coverage until Mr. Chellam reaches the age of sixty-five (65), the net present value of such coverage will be approximately $37,000. The agreement also provides for a general release in favor of the Company, as well as continued confidentiality obligations by Mr. Chellam. In addition, the agreement provides that Mr. Chellam will provide consulting services to the Company on an as needed basis from March 1, 2007 through December 31, 2007 and will be entitled to receive $250 per hour for such services.

None of the other named executive officers have severance or change in control agreements with the Company.

Equity Grant Procedures and Guidelines

Our equity program is a broad-based, long-term retention program that is intended to allow us to attract and retain talented employees and align stockholder and employee interests. Generally, we review the performance and compensation levels of executives, including the named executive officers, during the annual Focal Review Period and grants of equity awards are made to executives following such review (on or about July 1 of each year) .

We have conducted an internal review of our equity granting procedures to ensure that our procedures satisfy both our objectives and all applicable compliance requirements. To this end, the Company has adopted written procedures for the grant of equity awards. With respect to grants to employees and officers, including named executive officers, the Compensation Committee reserves the authority to make grants at such time and with such terms as it deems appropriate in its discretion, subject to the terms of the 2007 Plan. Generally, grants of equity awards are made to officers based on and in connection with the annual review during the Focal Review Period. However, the Compensation Committee has and does grant equity awards at its scheduled meetings or by unanimous written consent for new hires and promotions. Grants approved during scheduled meetings become effective and are priced as of the date of approval or a pre-determined future date. For example, new hire grants are effective as of the later of the date of approval or the newly hired employee’s start date. Grants approved by unanimous written consent become effective and are priced as of the date the last signature is obtained or as of a predetermined future date. The Company has not granted, nor does it intend in the future to grant, equity awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s Common Stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. In any event, because equity compensation awards typically vest over four-year periods, the effect of any immediate increase in the price of the Company’s Common Stock following grant is minimal.

The Board of Directors has delegated to the CEO and CFO limited authority to approve equity award grants to non-officer employees pursuant to the terms of the 2007 Plan, and subject to the provisions of pre-determined guidelines. Specifically, with respect to non-officer employees, our annual focal awards will be granted on or about July 1 of each year (or if such day is not a business day, the first business day thereafter), and other equity awards will generally be granted on the 10th day of the month, or if such day is not a business day, the first business day thereafter that the Company’s stock is traded. The Compensation Committee is responsible for determining and granting all equity awards to executive officers.

Under the 2007 Plan, the exercise price of options and stock appreciation rights may not be less than 100% of the closing price of the shares underlying such options and stock appreciation rights on the date of grant.

The Compensation Committee is in the process of considering a policy for seeking the return (claw-back) from executive officers of stock sales proceeds to the extent that they had been inflated due to financial results that later had to be restated.

Stock Ownership Guidelines. We have adopted stock ownership guidelines for our officers, including named executive officers, in order to more closely align the interest of our officers and those of our stockholders. Under these guidelines, the ownership guideline applicable to the CEO is 50,000 shares and the guideline applicable to other executive officers, including the named executive officers, is 15,000 shares. Executive officers holding such positions on the date our guidelines were adopted must meet these ownership requirements by June 1, 2011 and new executive officers must meet these guidelines within five (5) years after such individual’s receipt of his or her initial grant.

Tax and Accounting Considerations

Deductibility of Executive Compensation. It is our policy generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Tax Code. Section 162(m) of the Tax Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one (1) year with respect to each of its CEO and next four (4) most highly paid executive officers. Our stockholder-approved equity plans are qualified so that awards under these plans constitute performance-based compensation not subject to the limit under Section 162(m) of the Tax Code. A portion of the cash payments we make under the PXP program may not be deductible under Section 162(m) of the Tax Code. The Compensation Committee intends to continue to evaluate the effects of the Tax Code and related U.S. Treasury regulations and the advisability of qualifying its executive compensation for deductibility of such compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, however, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Taxation of “Parachute” Payments and Deferred Compensation. Section 280G and other related sections of the Tax Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain limits, and that the Company or its successor could lose a deduction on the amounts subject to the additional tax. The Company has not provided any executive officer with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G.

Section 409A of the Tax Code also imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, the Company structured its non-qualified deferred compensation plan and structures its equity awards in a manner intended to comply with the applicable Section 409A requirements.

Accounting for Stock-Based Compensation. Effective April 2, 2006, the Company has expensed stock option grants under SFAS 123(R). SFAS 123(R) requires companies to include the fair value of equity compensation as a compensation expense in their income statements. In 2006, the Company adopted the 2007 Plan, in part to give it the flexibility to grant such other forms of equity-based compensation to enable it to control compensation expense, as necessary.

Summary Compensation Table for Fiscal 2007

The following table provides compensation information for the named executive officers during fiscal 2007.

							Change in
						Non-Equity	Pension Value and
					Option	Incentive Plan	Nonqualified Deferred	All Other
				Stock	Awards	Compensation	Compensation	Compensation
Name and		Salary	Bonus	Awards	(1)	(2)	Earnings	(3)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Willem P. Roelandts,	2007	772,500	—	—	2,762,729	476,813	430,803	2,042	4,444,887
President, CEO and
Chairman of the
Board
Jon A. Olson,	2007	381,250	—	—	650,207	164,161	27,918	1,500	1,225,036
Senior Vice President
and Chief Financial
Officer
Patrick W. Little,	2007	356,250	—	—	724,399	143,450	0	8,700	1,232,799
Vice President,
Worldwide Sales and
Services
Boon C. Ooi,	2007	290,250	—	—	545,935	114,777	129,276	1,500	1,081,738
Vice President,
Worldwide
Operations
Omid Tahernia,	2007	303,750	—	—	744,955	116,603	0	1,500	1,166,808
Vice President and
General Manager
Kris Chellam,	2007	352,116	—	—	981,635	87,605	4,446	1,200	1,427,002
Senior Vice
President, Corporate
and Enterprises
Services(4)
Richard W. Sevcik,	2007	74,005	—	—	1,240,952	0	0	480,000	1,794,957
Executive Vice
President and General
Manager(5)
____________________
(1)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by the Company in fiscal 2007 for option awards as determined pursuant to SFAS 123(R), discounting forfeiture assumptions. These compensation costs reflect option awards granted in and prior to fiscal 2007. The assumptions used to calculate the value of option awards are set forth under Note 3 of the Notes to Consolidated Financial Statements included in Xilinx’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

(2)	Amounts represent bonuses earned for services rendered in fiscal 2007.

(3)	Unless otherwise indicated, the amounts in this column consist of Company contributions under its 401(k) Plan. In addition, Mr. Little received $7,200 of car allowance and Mr. Sevcik received $480,000 in connection with his retirement and separation from Xilinx effective May 15, 2006.

(4)	Mr. Chellam joined the Company in July 1998 and retired in February 2007.

(5)	Mr. Sevcik joined the Company in April 1997 and retired in May 2006.

Grants of Plan-Based Awards for Fiscal 2007

The following table provides information on equity awards granted to our named executive officers during fiscal 2007.

						All Other
					All Other	Option Awards:		Grant Date
		Estimated Possible Payouts			Stock Awards:	Number of	Exercise or	Fair Value
		Under Non-Equity Incentive			Number of	Securities	Base Price	of Stock
		Plan Awards(1)			Shares of	Underlying	of Option	and Option
		Threshold	Target	Maximum	Stock or Units	Options(2)	Awards	Awards(3)
Name	Grant Date	($)	($)	($)	(#)	(#)	($/Sh)	($)
Willem P. Roelandts	07/03/06	—	—	—	—	220,000	22.80	1,982,002
	Annual	—	659,000	—	—	—	—	—
Jon A. Olson	07/03/06	—	—	—	—	80,000	22.80	720,728
	Annual	—	227,000	—	—	—	—	—
Patrick W. Little	07/03/06	—	—	—	—	20,000	22.80	180,182
	Annual	—	201,000	—	—	—	—	—
Boon C. Ooi	07/03/06	—	—	—	—	45,000	22.80	405,410
	Annual	—	161,000	—	—	—	—	—
Omid Tahernia	07/03/06	—	—	—	—	60,000	22.80	540,546
	Annual	—	165,000	—	—	—	—	—
Kris Chellam	07/03/06	—	—	—	—	40,000	22.80	360,364
Richard W. Sevcik	—	—	—	—	—	—	—	—
____________________
(1)	All possible payouts will be made under the PXP program, which awards are based on future Company performance and are not determinable at this time. There are no thresholds or maximums under the fiscal 2007 PXP program. For more information regarding the Company’s PXP program, see “Compensation Components—Incentive Opportunities/Compensation.”

(2)	Each option reported in this column was granted pursuant to the 1997 Stock Plan and vests over a period of four (4) years from the date of grant in equal monthly increments, subject to continued employment. The option awards reported in this column are also reported in the Summary Compensation Table.

(3)	The value of a stock option award is based on the fair value as of the grant date of such award determined pursuant to SFAS 123(R). The exercise price for all options granted to the named executive officers is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the Company’s Common Stock at such date in the future when the option is exercised. The proceeds to be paid to the individual following this exercise do not include the option exercise price.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table provides information on outstanding stock options held by the named executive officers as of March 31, 2007. Unless otherwise indicated below, each stock option reported in the table below vests and becomes exercisable over a period of four (4) years, with the shares subject to the option vesting in equal monthly increments beginning on the date ten (10) years prior to the expiration date reported for such option in the table below, subject to continued employment with the Company.

			Option Awards
			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise
	Options (#)	Options (#)	Unearned	Price	Option
Name	Exercisable	Unexercisable	Options (#)	($)	Expiration Date
Willem P. Roelandts	360,000	—	—	9.9688	04/01/08
	18,972	—	—	9.9844	10/15/08
	600,000	—	—	21.8125	04/01/09
	20,400	—	—	24.7500	04/15/09
	175,000	—	—	77.6250	04/03/10
	300,000	—	—	33.1250	04/02/11
	268	—	—	37.7700	08/15/11
	268	—	—	39.0400	08/31/11
	268	—	—	32.3300	09/17/11
	269	—	—	23.5300	09/28/11
	179	—	—	29.8800	10/15/11
	179	—	—	30.4200	10/31/11
	178	—	—	37.5700	11/15/11
	179	—	—	36.1100	11/30/11
	179	—	—	41.4000	12/17/11
	180	—	—	39.0500	12/31/11
	150,000	—	—	37.5700	11/15/11
	400	—	—	38.8900	02/15/12
	1,073	—	—	38.8900	02/15/12
	150,000	—	—	42.4600	04/01/12
	293,750	6,250	—	23.4900	04/01/13
	218,750	81,250	—	40.1100	04/05/14
	91,667	128,333	—	25.4800	07/01/15
	36,667	183,333	—	22.8000	07/03/16

Jon A. Olson	87,500	112,500	—	25.6600	06/27/15	(1)
	13,333	66,667	—	22.8000	07/03/16

Patrick W. Little	100,000	—	—	24.4600	04/15/13	(1)
	2,438	562	—	35.4300	12/15/13
	36,458	13,542	—	40.1100	04/05/14
	9,167	10,833	—	27.0500	05/16/15
	8,333	11,667	—	25.4800	07/01/15
	12,500	27,500	—	27.5400	12/14/15
	10,833	29,167	—	28.2000	02/08/16
	3,333	16,667	—	22.8000	07/03/16

			Option Awards
			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise
	Options (#)	Options (#)	Unearned	Price	Option
Name	Exercisable	Unexercisable	Options (#)	($)	Expiration Date
Boon C. Ooi	125,000	25,000	—	35.1100	11/17/13	(1)
	16,667	23,333	—	25.4800	07/01/15
	7,500	37,500	—	22.8000	07/03/16

Omid Tahernia	122,708	67,292	—	27.5000	08/16/14	(1)
	12,500	17,500	—	25.4800	07/01/15
	10,000	50,000	—	22.8000	07/03/16

Kris Chellam	150,000	—	—	8.9063	12/31/07	(1)
	80,000	—	—	21.8125	12/31/07
	50,000	—	—	77.6250	12/31/07
	75,000	—	—	33.1250	12/31/07
	129	—	—	37.7700	12/31/07
	105	—	—	39.0400	12/31/07
	70	—	—	32.3300	12/31/07
	58	—	—	23.5300	12/31/07
	78	—	—	29.8800	12/31/07
	78	—	—	30.4200	12/31/07
	79	—	—	37.5700	12/31/07
	20,000	—	—	37.5700	12/31/07
	78	—	—	36.1100	12/31/07
	78	—	—	41.4000	12/31/07
	56	—	—	39.0500	12/31/07
	400	—	—	38.8900	12/31/07
	80,000	—	—	42.4600	12/31/07
	100,000	—	—	23.4900	12/31/07
	95,833	—	—	40.1100	12/31/07
	38,750	—	—	25.4800	12/31/07
	15,833	—	—	22.8000	12/31/07

Richard W. Sevcik	—	—	—	—	—
____________________
(1)	Each stock option reported above vests and becomes exercisable over a period of four (4) years, with 25% of the shares subject to the option vesting nine (9) years prior to the expiration date reported for such option in the table above which is also the first anniversary of the date of grant (the “Initial Vesting Date”), and the remainder of the shares vesting in equal monthly increments over the three (3) years following the Initial Vesting Date, subject to continued employment with the Company.

Option Exercises and Stock Vested for Fiscal 2007

The following table provides information on stock option exercises by the named executive officers during fiscal 2007.

	Option Awards		Stock Awards
	Number of		Number of Shares
	Shares Acquired	Value Realized on	Acquired on	Value Realized on
	on Exercise	Exercise(1)	Vesting	Vesting
Name	(#)	($)	(#)	($)
Willem P. Roelandts	200,100	1,988,192	—	—
Jon A. Olson	—	—	—	—
Patrick W. Little	—	—	—	—
Boon C. Ooi	—	—	—	—
Omid Tahernia	—	—	—	—
Kris Chellam	100,000	1,974,370	—	—
Richard W. Sevcik	443,000	5,846,057	—	—
____________________
(1)	The value realized equals the difference between the option exercise price and the fair market value of the Company’s Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

Nonqualified Deferred Compensation for Fiscal 2007

The following table provides information on non-qualified deferred compensation for the named executive officers during fiscal 2007.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
	Last FY(1)	Last FY	FY(2)	Distributions	FYE
Name	($)	($)	($)	($)	($)
Willem P. Roelandts	352,179	—	430,803	—	3,921,414
Jon A. Olson	333,694	—	27,918	—	446,536
Patrick W. Little	—	—	—	—	—
Boon C. Ooi	312,528	—	129,276	—	1,217,142
Omid Tahernia	—	—	—	—	—
Kris Chellam	—	—	4,446	29,812	36,168
Richard W. Sevcik	—	—	—	—	—
____________________
(1)	Amounts in column consist of salary and/or bonus earned during fiscal 2007, which is also reported in the Summary Compensation Table.

(2)	The deferred compensation in a participant’s account is fully vested and is credited with positive or negative investment results based upon investment alternatives selected by the participant under the plan (the “Obligations”). The Obligations are unsecured general obligations of the Company and rank in parity with other unsecured and subordinated indebtedness of the Company. The Obligations are not transferable, except upon death of the Participant. In fiscal 2007, there were no discretionary contributions made by the Company to any deferred compensation plan accounts.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

The Compensation Committee
—Phillip T. Gianos, Chairman
—J. Michael Patterson
—Elizabeth W. Vanderslice

The foregoing Report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Xilinx under the Securities Act of 1933, as amended (the “Securities Act,”) or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. It assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. While the Audit Committee sets the overall corporate tone for quality financial reporting, management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and implementation of the reporting process including the systems of internal controls and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. In accordance with the law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors. The Charter of the Audit Committee can be found at www.investor.xilinx.com under “Corporate Governance.”

The Company’s external auditors, Ernst & Young LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing opinions on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting. In carrying out its responsibilities, the Audit Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel or other experts for this purpose. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements for the fiscal year ended March 31, 2007 with management and Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP, matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP, required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), and has discussed with them their independence from the Company and its management.

The Audit Committee also reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of March 31, 2007, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. The Audit Committee has also reviewed and discussed with Ernst & Young LLP its attestation report on management’s assessment of internal control over financial reporting and its audit of and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 for filing with the SEC.

Audit Committee of the Board of Directors
— John L. Doyle, Chairman
— J. Michael Patterson
— Marshall C. Turner

The foregoing Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Xilinx under the Securities Act or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Philip T. Gianos, J. Michael Patterson and Elizabeth W. Vanderslice. No member of the Compensation Committee is, or was during fiscal 2007, an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or any of its subsidiaries. No member of the Compensation Committee is, or was during fiscal 2007, an executive officer of another company whose board of directors has a comparable committee on which one of the Company’s executive officers serves. For further discussion regarding transactions with related parties, see the section above entitled “Director Independence, Board Meetings and Committees.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company, and written representations from certain reporting persons that no other reports were required, the Company believes that its officers, directors and greater-than-10% stockholders complied with all Section 16(a) filing requirements during the 2007 fiscal year.

RELATED TRANSACTIONS

Our Audit Committee is responsible for reviewing and approving all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. The Audit Committee reviews related party transactions due to the potential for a conflict of interest. A conflict of interest arises when an individual’s personal interest interferes with the Company’s interests. All transactions identified through our disclosure controls and procedures as potential related party transactions, or transactions that may create a conflict of interest or the appearance of a conflict of interest, are brought to the attention of the Audit Committee for its review. In reviewing related party transactions, the Audit Committee applies the standards set forth in the Company’s Code of Conduct and the Directors’ Code of Ethics which provide that directors, officers and employees are to avoid any activity, investment or association that would cause or even appear to cause a conflict of interest. Copies of the Audit Committee Charter, the Code of Conduct and the Directors’ Code of Ethics are available on our website at http://www.investor.xilinx.com under “Corporate Governance.” For further discussion regarding transactions with related parties, see the section above entitled “Director Independence, Board Meetings and Committees.”

OTHER MATTERS

Analog Devices, Inc. (“ADI”) disclosed in its Form 10-K filed on November 30, 2004 that the SEC had initiated an inquiry into its stock option granting practices, focusing on options that were granted shortly before the issuance of favorable financial results, and has updated disclosure regarding this matter in subsequent reports. According to such disclosures, Mr. Fishman and ADI have entered into a tentative settlement agreement with the SEC which addresses both ADI’s disclosure regarding granting of options to its employees and directors prior to the release of favorable financial results, as well as the grant dates for options granted to ADI employees and officers in specific years. Under the tentative settlement agreement, which remains subject to review and approval by the SEC, ADI would consent to a cease-and-desist order under Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, pay a civil money penalty of $3,000,000 and reprice options granted to Mr. Fishman and other directors in certain years. In addition, Mr. Fishman would consent to a cease-and-desist order under Section 17(a)(2) and (3) of the Securities Act, pay a civil money penalty of $1,000,000, and would make a disgorgement payment with respect to options granted in certain years. ADI and Mr. Fishman would settle this matter without admitting or denying the SEC’s findings. For more information on the contemplated settlement by ADI and Mr. Fishman, please refer to ADI’s disclosures on the matter, including, without limitation, those included in its Quarterly Report on its Form 10-Q filed on May 22, 2007.

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: May 30, 2007

APPENDIX A

XILINX, INC.

AMENDED AND RESTATED

1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

     The following constitute the provisions of the 1990 Employee Qualified Stock Purchase Plan* (herein called the “Plan”) of Xilinx, Inc. (herein called the “Company”).

     1.     Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.     Definitions.

             (a)     “Board” shall mean the Board of Directors of the Company.

             (b)     “Code” shall mean the Internal Revenue Code of 1986, as amended.

             (c)     “Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Company.

             (d)     “Company” shall mean Xilinx, Inc., a Delaware corporation.

             (e)     “Compensation” shall mean all regular straight time earnings, and all payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

             (f)     “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

             (g)     “Employee” shall mean any individual who is an employee of the Company or any Designated Subsidiary for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.

             (h)     “Exercise Date” shall mean the date one day prior to the date six (6) months, twelve (12) months, eighteen (18) months or twenty-four (24) months after the Offering Date of each Offering Period, provided that for the Offering Period which began on July 1, 1998 and the Offering Period which will begin on January 1, 1999, all Exercise Dates occurring after January 1, 1999 shall mean one (1) day prior to the date seven (7) months, thirteen (13) months, nineteen (19) months and twenty-five (25) months after the respective commencement dates of such Offering Periods.

             (i)     “Exercise Period” shall mean a period commencing on an Offering Date or on the day after an Exercise Date and terminating one (1) day prior to the date six (6) months later, provided that the Exercise Period which begins January 1, 1999 shall terminate on July 31, 1999.

             (j)     “Offering Period” shall mean a period of twenty-four (24) months consisting of four (4) six-month Exercise Periods during which options granted pursuant to the Plan may be exercised, provided that the Offering Period which began on July 1, 1998, and the Offering Period which will begin on January 1, 1999 shall each be twenty-five (25) months long.

             (k)     “Offering Date” shall mean the first day of each Offering Period of the Plan.

             (l)     “Plan” shall mean this 1990 Employee Qualified Stock Purchase Plan, as amended.

             (m)     “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

             (n)     “Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

     3.     Eligibility.

             (a)     Any Employee as defined in Section 2 who shall be employed by the Company on the first Trading Day of an Offering Period shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.

             (b)     Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.     Offering Periods. The plan shall be implemented by consecutive, overlapping twenty-four (24) month Offering Periods with a new Offering Period commencing on the first day of February and August of each year, provided that the Offering Period which began on July 1, 1998, and the Offering Period which will begin on January 1, 1999 shall each be twenty-five (25) months long. The Plan shall continue thereafter until terminated in accordance with Section 20 hereof. Subject to the requirements of Section 20, the Board of Directors of the Company shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

     5.     Participation.

             (a)     An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on a form provided by the Company and filing it with the Company’s payroll office on or before the first Trading Day of the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

             (b)     Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 11.

     6.     Payroll Deductions.

             (a)     At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifteen percent (15%) nor less than two percent (2%) of his or her Compensation. The aggregate of such payroll deductions during any Offering Period shall not exceed fifteen percent (15%) of his or her aggregate Compensation during said Offering Period.

             (b)     All payroll deductions made by a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

             (c)     A participant may discontinue his or her participation in the Plan as provided in Section 11, or may decrease or increase the rate or amount of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by completing and filing with the Company a new subscription agreement authorizing a change in the rate or amount of payroll deductions; provided, however, that a participant may not decrease the rate or amount of his or her payroll deductions more than once in any month, and may not increase the rate or amount of his or her payroll deductions more than once in any Exercise Period. The change in rate shall be effective fifteen (15) days following the Company’s receipt of the new authorization or after such shorter period as may be permitted by the Company. Subject to the limitations of Section 6(a), a participant’s subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in Section 11.

             (d)     Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Exercise Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Exercise Period and any other Exercise Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Exercise Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11.

             (e)     At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7.     Grant of Option.

             (a)     On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided, however, that the maximum number of Shares an Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $50,000 by the fair market value of a share of the Company’s Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 13 hereof. Exercise of each option during the Offering Period shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 11, and each option shall expire at midnight on the last day of the applicable Exercise Period. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein. Notwithstanding anything to the contrary contained in this Agreement, however, the Offering Date for the Offering Period which began on July 1, 1998 shall be deemed (for tax purposes) to be October 8, 1998.

             (b)     The option price per share of the shares offered in a given Exercise Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the NASDAQ National Market System, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal. In the event the Exercise Date occurs on a weekend or legal holiday, the fair market value shall be based on the closing bid price on the preceding Trading Day, and in the event the Offering Date occurs on a weekend or legal holiday, the fair market value shall be based on the closing bid price on the next Trading Day.

     8.     Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 11, hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account during an Offering Period or subsequent Offering Periods, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

     9.     Delivery. As promptly as practicable after the Exercise Date of each Exercise Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares at the termination of each Exercise Period which is insufficient to purchase a full share of Common Stock of the Company shall be applied to the participant’s account for the next Exercise Period.

     10.     Automatic Transfer to Low Price Offering Period. In the event that the fair market value of the Company’s Common Stock is lower on an Exercise Date than it was on the first Offering Date for that Offering Period, all Employees participating in the Plan on the Exercise Date shall be deemed to have withdrawn from the Offering Period immediately after the exercise of their option on such Exercise Date and to have enrolled as participants in a new Offering Period which begins on or about the day following such Exercise Date. A participant may elect to remain in the previous short Offering Period by filing a written statement declaring such election with the Company prior to the time of the automatic change to the new Offering Period.

     11.     Withdrawal; Termination of Employment.

               (a)     A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company pursuant to a form to be provided by the Company. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after receipt of notice of withdrawal and such participant’s remaining option or options for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

               (b)     Upon a participant’s ceasing to be an Employee prior to an Exercise Date for any reason, including retirement or death, or upon termination of a participant’s employment relationship (as described in Section 2(g)), the payroll deductions credited to such participant’s account during the Exercise Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s remaining option or options will be automatically terminated.

               The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

               (c)     In the event an Employee fails to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant’s remaining option or options terminated.

               (d)     A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     12.     Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     13.     Stock.

               (a)     The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 38,540,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

               (b)     The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

               (c)     Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     14.     Administration.

               (a)     Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

               (b)     Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 14, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), or any successor provision (”Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not “disinterested” as that term is used in Rule 16b-3.

     15.     Designation of Beneficiary.

               (a)     A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the offering period.

               (b)     Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16.     Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11.

     17.     Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18.     Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees annually, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     19.     Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”) as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least thirty (30) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 11. For purposes of this Section, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

               The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     20.     Amendment or Termination.

               (a)     The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

               (b)     Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     21.     Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22.     Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23.     Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue for a term of twenty (20) years unless sooner terminated under Section 20.

APPENDIX B

2007 EQUITY INCENTIVE PLAN
(As Amended and Restated Effective March 29, 2007)

This Xilinx, Inc. 2007 Equity Incentive Plan (hereinafter called the "Plan") was adopted by the Board of Directors of Xilinx, Inc., a Delaware corporation (hereinafter called the "Company") on May 3, 2006, and approved by the Company's stockholders at its annual meeting on July 26, 2006. The Plan became effective as of January 1, 2007. The Plan terminates on December 31, 2013.

ARTICLE 1
PURPOSE

The purpose of the Plan is to attract and retain the services of able persons as Employees, Consultants, and Non-Employee Directors of the Company and its Subsidiaries, to provide such persons with a proprietary interest in the Company through the granting of Options, SARs, Restricted Stock, and RSUs, whether granted singly, or in combination, or in tandem, that will (a) increase the interest of such persons in the Company's welfare, and (b) furnish an incentive to such persons to continue their services for the Company and/or Subsidiary.

ARTICLE 2
DEFINITIONS

For purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

     2.1     "Award" means the grant of any Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, or Restricted Stock Unit, whether granted singly, in combination or in tandem.

     2.2     "Award Agreement" means a written or electronic agreement between a Participant and the Company, which sets out the terms of the grant of an Award.

     2.3     "Award Period" means the period during which one or more Awards granted under an Award Agreement may be exercised or earned.

     2.4     "Board" means the Board of Directors of the Company.

     2.5     "Cause" shall mean: (i) engaging in financial fraud; (ii) embezzling property of the Company and/or any Subsidiary; (iii) non-payment of an obligation owed to the Company; (iv) breach of fiduciary duty or deliberate disregard of Company rules, code of conduct or policies resulting in loss, damage or injury to the Company; (v) engaging in any activity for, or affiliating with, any competitor of the Company and/or any Subsidiary; (vi) theft of trade secrets or unauthorized disclosure of any confidential information or trade secret of the Company and/or any Subsidiary; or (vii) engaging in conduct that is a violation of securities laws, antitrust and unfair competition laws, the Foreign Corrupt Practices Act, other laws, or which conduct puts the Company and/or any Subsidiary at substantial risk of violating such laws. The Committee, in its sole discretion, shall determine if a Participant's termination of employment or cessation of services is for "Cause."

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     2.6     "Change of Control." A Change of Control shall occur if:

     (a)     Any Person, or more than one Person acting as a group, acquires ownership of Shares of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Shares of the Company. However, if any one Person or more than one Person acting as a group, is considered to own more than 50% of the total Fair Market Value or total voting power of the Shares of the Company, the acquisition of additional Shares by the same Person or Persons is not considered to cause a Change in Control;

     (b)     A majority of members of the Board of Directors of the Company are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company prior to the date of the appointment or election; or

     (c)     Any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) all or substantially all the assets of the Company.

     2.7     "Code" means the U.S. Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

     2.8     "Committee" means the Compensation Committee of the Board or such other Committee appointed or designated by the Board to administer the Plan.

     2.9     "Company" means Xilinx, Inc., a Delaware corporation, and any successor entity.

     2.10     "Consultant" means each individual who performs services for the Company and/or any Subsidiary, and who is determined by the Committee to be a consultant to the Company and/or Subsidiary.

     2.11     "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, and any individual the Committee determines should be treated as such a covered employee.

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     2.12     "Date of Grant" means "date of grant" as determined by the Committee consistent with Statement of Financial Accounting Standards 123(R).

     2.13     "Director" means a member of the Board or the board of directors of any Subsidiary.

     2.14     "Disability" means total and permanent disability of a Participant as described in Section 22(e)(3) of the Code.

     2.15     "Employee" means each individual treated as an employee in the records of the Company and/or any Subsidiary. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.

     2.16     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.17     "Exercise Date" means the date specified in the Participant's Exercise Notice, on which the Participant seeks to exercise an Option or SAR.

     2.18     "Exercise Notice" means the electronic or written notice from the Participant to the Company (or to a designated broker acting as agent for the Company) notifying the Company or designated broker, as applicable, that the Participant seeks to exercise an Option or SAR.

     2.19     "Fair Market Value" of a Share means:

     (a)     If the Share is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be its closing sales price (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

     (b)     If the Share is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Share on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

     (c)     In the absence of an established market for the Share, the Fair Market Value shall be determined in good faith by the Committee.

     2.20     "Good Reason" means the assignment to the Participant of duties that result in a material diminution of the Participant's duties and responsibilities. The Committee, in its sole discretion, shall determine whether a Participant's termination from employment or cessation of services is for "Good Reason."

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     2.21     "Incentive Stock Option" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

     2.22     "Non-Employee Director" means a member of the Board or the board of directors of any Subsidiary who is not an Employee.

     2.23     "Non-qualified Stock Option" or "NQSO" means a stock option, granted pursuant to this Plan that is not intended to comply with the requirements set forth in Section 422 of the Code.

     2.24     "Option" means either an ISO or NQSO.

     2.25     "Option Price" means the price which must be paid by a Participant upon exercise of an Option to purchase a Share.

     2.26     "Participant" shall mean an Employee, Consultant, or Non-Employee Director to whom an Award is granted under this Plan.

     2.27     "Performance Goal" means the performance goals or objectives established by the Committee as a condition precedent to the vesting of an Award. The Performance Goals related to a Covered Participant are listed in Article 10 of this Plan. The Performance Goals related to a Participant who is not a Covered Participant shall be determined by the Committee in its sole discretion.

     2.28     "Performance Period" means the time period designated by the Committee during which Performance Goals must be met.

     2.29     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     2.30     "Plan" means this Xilinx, Inc. 2007 Equity Incentive Plan, as amended from time to time.

     2.31     "Restricted Stock" means Shares issued or transferred to a Participant pursuant to Section 6.5 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

     2.32     "Restricted Stock Unit" or "RSU" means a unit denominating a Share that gives the right to receive a payment in cash and/or Shares, and which is subject to restrictions, as described under Section 6.5 of the Plan and in the related Award Agreement.

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     2.33     "SAR" or "Stock Appreciation Right" means the right to receive a payment, in cash and/or Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the SAR Price for such Shares.

     2.34     "SAR Price" means the Fair Market Value of each Share covered by a SAR on the Date of Grant of such SAR.

     2.35     "SEC" shall mean the U.S. Securities and Exchange Commission.

     2.36     "Section 16 Insider” means an officer or Director of the Company or any other Participant whose transactions in Shares are subject to the short-swing profit liabilities of Section 16 of the Exchange Act.

     2.37     “Service” means a Participant’s employment or service with the Company or its Subsidiaries whether in the capacity of an Employee, Director or Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service.

     2.38     "Shares" means the Company's common stock.

     2.39     "Subsidiary" means a "subsidiary corporation," as defined under Section 424(f) of the Code.

ARTICLE 3
ADMINISTRATION

     3.1     The Committee shall administer the Plan unless otherwise determined by the Board. However, any Awards granted to members of the Committee (other than pursuant to the automatic grant program under Article 11) must be authorized by a disinterested majority of the Board. The Board may, in its discretion and in accordance with applicable law, delegate authority to one or more elected officers of the Company to grant Awards to Participants who are not Section 16 Insiders. In that event, the applicable provisions of the Plan will be interpreted to permit such officers to take the actions otherwise conferred on the Committee to the extent necessary or appropriate to implement such delegation.

     3.2     Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions delegated to any officer pursuant to Section 3.1, and reassume all powers and authority previously delegated to such officer.

     3.3     The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan, including, but not limited to, any rights of the Committee to cancel or rescind any such Award.

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     3.4     The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan, including, but not limited to, creating sub-plans to take advantage of favorable tax-treatment, or otherwise provide for grants of Awards to Employees, Consultants, or Non-Employee Directors of the Company and/or any Subsidiary residing in non-U.S. jurisdictions. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding and conclusive on all interested parties.

     3.5     With respect to restrictions in the Plan that are based on the requirements of Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "applicable law"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4
ELIGIBILITY

The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant, or Non-Employee Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, different Awards need not contain similar provisions. The Committee's determinations under the Plan (including, without limitation, the determination of the individual who is to receive an Award, the form, amount and timing of such Award, and the terms and provisions of such Award and the agreements evidencing the same) need not be uniform and may be made by it selectively among Employees, Consultants, or Non-Employee Directors who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5
SHARES SUBJECT TO PLAN

     5.1     Total Shares Available. Subject to adjustment as provided in Articles 14 and 15, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 15,000,000, all of which may be granted as Incentive Stock Options.

     5.2     Source of Shares. Shares to be issued may be made available from authorized but unissued Shares, Shares held by the Company in its treasury, or Shares purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of Shares that shall be sufficient to satisfy the requirements of this Plan.

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     5.3     Restoration and Retention of Shares. If any Shares subject to an Award shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the forfeiture, termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, or if any such Shares shall, after issuance or transfer, be reacquired by the Company because of the Participant's failure to comply with the terms and conditions of an Award or for any other reason, the Shares not so issued or transferred, or the Shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 5.1 and may be used thereafter for additional Awards under the Plan. To the extent an Award under the Plan is settled or paid in cash, Shares subject to such Award will not be considered to have been issued and will not be applied against the maximum number of Shares provided for in Section 5.1. If an Award may be settled in Shares or cash, such Shares shall be deemed issued only when and to the extent that settlement or payment is actually made in Shares. To the extent an Award is settled or paid in cash, and not Shares, any Shares previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under the Plan, and the maximum number of Shares that may be issued or transferred under the Plan shall be reduced only by the number of Shares actually issued and transferred to the Participant. The Committee may, from time to time, adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

ARTICLE 6
GRANT OF AWARDS

     6.1     Award Agreement. The grant of an Award shall be authorized by the Committee and may be evidenced by an Award Agreement setting forth the term of the Award, including the total number of Shares subject to the Award, the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan. The Company may execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, the receipt of any other Award under the Plan.

     6.2     Limitations on Awards. The Plan is subject to the following limitations:

     (a)     Options. The Option Price cannot be less than 100% of the Fair Market Value of the Share(s) underlying the Option on the Date of Grant of such Option.

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     (b)     SARs. The SAR Price of a SAR cannot be less than 100% of the Fair Market Value of the Share(s) underlying the SAR on the Date of Grant of such SAR.

     (c)     Calendar Year Share Limit. Subject to the adjustments as provided in Articles 14 and 15, the aggregate Awards granted under the Plan to any Participant during any calendar year shall not exceed:

     (i)     4,000,000 Shares subject to Options, SARs or a combination of the foregoing; and

     (ii)     2,000,000 Shares subject to Awards other than Options or SARs.

     (d)     Calendar Year Cash Limit. No Participant may receive during any calendar year Awards under the Plan that are to be settled in cash covering an aggregate of more than $6,000,000.

     (e)     Term. The term of Awards may not exceed seven (7) years.

     (f)     Repricing. The Committee shall not reprice an Option, either by directly lowering the exercise price, or through the cancellation of an Option in exchange for a new Option having a lower exercise price, without stockholder approval.

     6.3     Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such Shares, notwithstanding the exercise of any Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date Shares are issued.

     6.4     Options.

     (a)     In General. The Committee may grant Options under the Plan. ISOs may be granted only to Employees. NQSOs may be granted to Employees, Consultants, and Non-Employee Directors. With respect to each Option, the Committee shall determine the number of Shares subject to the Option, the Option Price, the term of the Option, the time or times at which the Option may be exercised and whether the Option is an ISO or an NQSO.

     (b)     Vesting. Subject to Article 15 of the Plan, Options shall vest upon satisfaction of the conditions set forth in the Award Agreement. Such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

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     (c)     Special Rule for ISOs. If the aggregate Fair Market Value of Shares (determined as of the Date of Grant) underlying ISOs that first become exercisable during any calendar year exceeds $100,000, the portion of the Option or Options not exceeding $100,000, to the extent of whole Shares, will be treated as an ISO and the remaining portion of the Option or Options will be treated as an NQSO. The preceding sentence will be applied by taking Options into account in the order in which they were granted.

     6.5     Restricted Stock/Restricted Stock Units. If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall establish: (i) the number of Shares of Restricted Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units, (iii) the time or times within which such Award may be subject to forfeiture, (iv) Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, if any, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.

     (a)     Legend on Shares. Each Participant who is awarded Restricted Stock shall be issued the number of Shares specified in the Award Agreement for such Restricted Stock, and such Shares shall be recorded in the Share transfer records of the Company and ownership of such Shares shall be evidenced by a certificate or book entry notation in the Share transfer records of the Company. Such Shares shall be registered in the name of the Participant, and shall bear or be subject to an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Committee may require that the Share certificates or other evidence of ownership of the Shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a share power or share powers, endorsed in blank, relating to the Shares of Restricted Stock.

     (b)     Restrictions and Conditions. Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:

     (i)     Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign Shares of Restricted Stock and/or Restricted Stock Units.

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     (ii)     Except as provided in subparagraph (i) above and subject to the terms of a Participant's Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any dividends thereon. Certificates or evidence of ownership of Shares free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Shares. Certificates for the Shares forfeited under the provisions of the Plan shall be promptly returned to the Company by the forfeiting Participant. Each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any Shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.

     (iii)     The Restriction Period of Restricted Stock and/or Restricted Stock Units shall commence on the Date of Grant and, subject to Article 15 of the Plan, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

     6.6     SARs.

     (a)     In General. A SAR shall entitle the Participant to surrender to the Company the SAR, or a portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefore cash or Shares in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.

     (b)     Vesting. Subject to Article 15 of the Plan, SARs shall vest upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

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ARTICLE 7
AWARD PERIOD; VESTING

The Committee, in its sole discretion, may determine that an Award will be immediately exercisable or vested, in whole or in part, or that all or any portion may not be exercised or vest until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise or vesting, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Award may be exercised or vested.

ARTICLE 8
TERMINATION OF SERVICE

Sections 8.1, 8.2, 8.4 and 8.7 of this Article 8 shall not apply to Options granted pursuant to Article 11 (Automatic Option Grants to Outside Directors). The provisions of this Article 8 shall apply to all other Awards granted under the Plan, unless otherwise provided in an applicable Award Agreement.

     8.1     In General. If a Participant's Service is terminated or ceases, other than for Good Reason, Cause, or by reason of death or Disability, then the portion of any Award that is not vested as of the date of such termination or cessation shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination or cessation shall automatically lapse and be forfeited at the close of business on the 30th day following the date of such Participant's termination or cessation (or if earlier, upon the expiration of the term of the Option or SAR), subject to Section 8.6 and 8.7 below, to the extent applicable.

     8.2     Death or Disability. If a Participant's employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by reason of Disability, then the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant's termination (or if earlier, upon the expiration of the option term). If a Participant's employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by reason of death, vesting of the unvested portion of any Award shall be accelerated on the date of such termination so that the Participant's Award shall vest with respect to an additional number of Shares in which the Participant would have vested if the Participant had remained in employment or service for a period of 12 months following such termination. Any such vested Award shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant's death (or if earlier, upon the expiration of the term of the Option or SAR).

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     8.3     Suspension or Termination for Cause. If at any time (including after a notice of exercise has been delivered) the Committee reasonably believes that a Participant has committed an act of misconduct as described in Section 2.5, the Committee or an officer of the Company authorized by the Committee may suspend the Participant's right to receive the benefit of any Award pending a determination by the Committee of whether an act of misconduct amounting to Cause has been committed. If at any time a Participant's employment as an Employee, or service as a Consultant or Non-Employee Director is terminated by the Company for Cause, the Participant's entire Award, whether vested or unvested, shall automatically lapse and be forfeited on the date of such termination. Any determination by the Committee with regard to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an "executive officer" for purposes of Section 16 of the Exchange Act, the determination of the Committee shall be subject to the approval of the Board of Directors.

     8.4     Termination for Good Reason. If a Participant's employment as an Employee, or service as a Consultant or Non-Employee Director is terminated for Good Reason, the portion of any Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant's termination (or if earlier, upon the expiration of the term of the Option or SAR).

     8.5     Leave of Absence; Transfer. For purposes of this Plan, a Participant shall not be deemed to have a termination of employment or a cessation of services, if the Participant is either on a leave of absence approved by the Company or any Subsidiary, or the Participant transfers between locations of the Company or any Subsidiary. Notwithstanding the above, vesting of Awards shall cease while a Participant is on a leave of absence unless the Committee or applicable laws and regulations determine[s] otherwise.

     8.6     Extension if Exercise is Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option or SAR within the applicable periods set forth in this Article 8 is prevented by the provisions of Section 18.6, the Option or SAR shall remain exercisable until 30 days after the date the Participant is notified by the Company that the Option or SAR is exercisable, but in any event, no later than the expiration of the term of the Option or SAR.

     8.7     Extension if Participant is a Section 16 Insider. Notwithstanding the foregoing, other than termination for Good Reason, Cause or by reason of death or Disability, if the Participant is a Section 16 Insider at the time of termination or cessation of Service, then the portion of any Award that is not vested as of the date of such termination or cessation shall automatically lapse and be forfeited. The portion, if any, of any Option or SAR that is vested as of the date of such termination or cessation of Service shall automatically lapse and be forfeited at the close of business on the last business day of the seventh month following the date of Participant’s termination or cessation of Service (or if earlier, upon the expiration of the term of the Option or SAR).

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ARTICLE 9
EXERCISE OF AWARD

     9.1     In General.

     (a)     A vested Award may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions and restrictions of the Plan.

     (b)     In no event may an Award be exercised or Shares be issued pursuant to an Award if a necessary listing or quotation of the Shares on a stock exchange or inter-dealer quotation system or any registration under, or compliance with, any laws required under the circumstances has not been accomplished. No Award may be exercised for a fractional Share.

     9.2     Stock Options.

     (a)     Subject to such administrative regulations as the Committee may from time to time adopt, an Option may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall deliver to the Company (or designated broker, as agent for the Company) consideration with a value equal to the total Option Price of the Shares to be purchased. The acceptable form(s) of consideration for the total Option Price shall be specified in the Award Agreement. Such consideration may include the following: (i) cash, check, bank draft, or money order payable to the order of the Company, (ii)Shares owned by the Participant on the Exercise Date, valued at their Fair Market Value on the Exercise Date, (iii) by delivery (including by fax) to the Company (or designated broker, as agent for the Company) of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Shares purchased upon exercise of the Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, (iv) a "cashless exercise" mechanism approved by the Committee, and/or (v) in any other form of valid consideration that is acceptable to the Company in its sole discretion.

     (b)     Upon payment of all amounts due from the Participant, the Company shall cause Shares then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an ISO, the Company may, at its option, retain possession of the Shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver Shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Option or the Shares upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

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     (c)     If the Participant fails to pay for any of the Shares specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Shares may be terminated by the Company.

     9.3     SARs. Subject to the conditions of this Section and such administrative regulations as the Committee may, from time to time, adopt, a SAR may be exercised by the delivery of the Exercise Notice to the Company (or designated broker, as agent for the Company). On the Exercise Date, the Participant shall receive from the Company in exchange for cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.

     9.4     Tax Withholding. The Company or any Subsidiary (as applicable) is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes. Such payments shall be required to be made prior to the delivery of any Shares. Such payment may be made in cash, by check, or through the delivery of Shares owned by the Participant (which may be effected by the actual delivery of Shares by the Participant or by the Company's withholding a number of Shares to be issued upon the exercise of a Share, if applicable), or any combination thereof.

ARTICLE 10
SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

Awards subject to Performance Goals paid to Covered Participants under this Plan shall be governed by the provisions of this Article 10 in addition to the requirements of Article 6. Should the provisions set forth under this Article 10 conflict with the requirements of Article 6, the provisions of this Article 10 shall prevail.

     10.1     Establishment of Performance Goals. All Performance Goals, relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

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     10.2     Performance Goals. The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee, in its discretion, may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary, without excluding other criteria:

     (a)     Increased revenue;

     (b)     Net income measures (including, but not limited to, income after capital costs and income before or after taxes);

     (c)     Stock price measures (including, but not limited to, growth measures and total stockholder return);

     (d)     Market segment share;

     (e)     Earnings per Share (actual or targeted growth);

     (f)     Cash flow measures (including, but not limited to, net cash flow and net cash flow before financing activities);

     (g)     Return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity);

     (h)     Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); and

     (i)     Expense measures (including, but not limited to, overhead cost and general and administrative expense).

     10.3     Compliance with Section 162(m). The Performance Goals must be objective and must satisfy third party "objectivity" standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.

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     10.4     Adjustments. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, in its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.

     10.5     Discretionary Adjustments. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

     10.6     Certification. The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

     10.7     Other Considerations. All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions and requirements as the Committee may determine to be necessary to carry out the purpose of this Article 10.

ARTICLE 11
AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS

The Committee may from time to time establish an automatic grant program for Outside Directors. Unless and until otherwise determined by the Committee, Non-qualified Stock Options shall be granted automatically without any further action of the Committee as follows:

     11.1     Initial Grants. Each individual who is first elected or appointed as an Outside Director at any time after the effective date of the Plan shall automatically be granted, on the date of such initial election or appointment, a Non-qualified Stock Option to purchase 36,000 Shares, provided that the director has not previously been an employee member of the Board (the “Initial Grant”). The Initial Grant shall become exercisable as to 25% of the Shares subject to the Initial Grant on the first anniversary of the date of grant, provided, the Outside Director’s Service continues through such date and, thereafter, as to 1/48th of the Shares subject to the Initial Grant in a series of 36 equal, successive monthly installments upon the Outside Director’s completion of each month of Service over the 36 month period measured from the first anniversary of the date of grant. An “Outside Director” shall mean a non-employee member of the Board.

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     11.2     Annual Grants. On the first trading day in January of each year beginning in 2008, each individual who, as of that date, is and has been for the previous six months an Outside Director, shall automatically be granted a Non-qualified Stock Option to purchase 18,000 Shares (the “Annual Grant”) which shall become exercisable as to 1/48th of the Shares subject to the Annual Grant in a series of 48 equal, successive monthly installments upon the Outside Director’s completion of each month of Service over the 48 month period measured from the date of grant.

     11.3     Terms of Options. The terms of the Options granted under this Article 11 shall be as follows:

     (a)     the term of each Option shall be seven (7) years.

     (b)     the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant.

     (c)     the Option shall be exercisable only while the Outside Director remains an Outside Director, or within seven (7) months following the date the Outside Director’s Service ceases (or if earlier, upon the expiration of the term of the Option) and the portion of the Option that is not vested as of the date of such cessation of Service shall automatically lapse and be forfeited, except, (i) in the case of the Outside Director's death, vesting of the unvested portion of the Option shall be accelerated on the date of the Outside Director's death so that the Option shall vest with respect to an additional number of Shares in which the Outside Director would have vested if the Outside Director had remained in Service for a period of 12 months following such death, and such vested Option shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Outside Director's death (or if earlier, upon the expiration of the term of the Option) and (ii) in the case of the Outside Director's cessation of Service by reason of Disability, the portion of the Option that is not vested as of the date of such cessation of Service shall automatically lapse and be forfeited, and the portion, if any, of the Option that is vested as of the date of such cessation of Service shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such the cessation of Service (or if earlier, upon the expiration of the term of the Option).

ARTICLE 12
AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 12, the Board may, at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan, in whole or in part; provided, however, that no amendment which requires stockholder approval under the rules of the national exchange on which Shares are listed (or in order for the Plan and Awards awarded under the Plan to comply with Section 422 or Section 162(m) of the Code, including any successors to such sections), shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon; and, provided further, that, subject to Section 18.1, no amendment shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the written consent of the affected Participant.

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ARTICLE 13
EFFECTIVE DATE AND TERM

The Plan shall be effective as of January 1, 2007. Subject to earlier termination pursuant to Article 11, the Plan shall have a term of seven (7) years from its effective date and will terminate on December 31, 2013. After termination of the Plan, no future Awards may be made. However, any Awards granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 14
CAPITAL ADJUSTMENTS

     14.1     In General. If at any time while the Plan is in effect, or Awards are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of Shares, or (3) other increase or decrease in such Shares effected without receipt of consideration by the Company, then:

     (a)     An equitable adjustment shall be made in the maximum number of Shares then subject to being awarded under the Plan and in the maximum number of Shares that may be awarded to a Participant to the extent that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so awarded.

     (b)     Equitable adjustments shall be made in the number of Shares and the Option Price thereof then subject to purchase pursuant to each such Option previously granted and unexercised, to the extent that the same proportion of the Company's issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate Option Price.

     (c)     Equitable adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the extent that the same proportion of the Company's issued and outstanding Shares in each instance shall remain subject to exercise at the same aggregate SAR Price.

     (d)     Equitable adjustments shall be made in the number of outstanding Shares of Restricted Stock and the number of Restricted Stock Units with respect to which restrictions have not yet lapsed prior to any such change.

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     14.2     Issuance of Shares or Other Convertible Securities. Except as otherwise expressly provided herein, the issuance by the Company of Shares of any class, or securities convertible into Shares of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of Shares then subject to outstanding Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, (iii) the number of outstanding Shares of Restricted Stock, or (iv) the number of outstanding Restricted Stock Units.

     14.3     Notification. Upon the occurrence of each event requiring an adjustment with respect to any Award, the Company shall notify each affected Participant of its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 15
RECAPITALIZATION; CHANGE OF CONTROL

     15.1     Adjustments, Recapitalizations, Reorganizations, or Other Adjustments. The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Shares or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     15.2     Acquiring Entity. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or Share exchange, any Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a Participant would have been entitled had the Participant been a stockholder of the Company immediately prior to such transaction.

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     15.3     Acquired Entity. In the event of any merger, consolidation or Share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each or any Share subject to the unexercised portions of such outstanding Award, that number of Shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each or any Share held by them, such outstanding Awards to be thereafter exercisable or settled for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all or any portion of Awards may be canceled by the Company immediately prior to the effective date of any such reorganization, merger, consolidation, Share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his or her personal representative of its intention to do so and by permitting the purchase during the 30 day period next preceding such effective date of all or any portion of the Shares subject to such outstanding Awards whether or not such Awards are then vested or exercisable.

     15.4     Change of Control. In the event of a Change of Control, notwithstanding any other provision in this Plan to the contrary, the Committee may, in its sole discretion, and to such extent, if any, as it shall determine, provide that the vesting and exercisability of all or any portion of Awards outstanding and not otherwise canceled in accordance with Section 15.3 above shall be accelerated and all or any Restriction Periods applicable to Restricted Stock and/or Restricted Stock Units shall lapse and expire.

ARTICLE 16
LIQUIDATION OR DISSOLUTION

In case the Company sells all or substantially all of its property, or dissolves, liquidates, or winds up its affairs (each, a "Dissolution Event"), the Participant shall receive, to the extent the participant is vested in an Award, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Share of the Company.

ARTICLE 17
ADDITIONAL AUTHORITY OF COMMITTEE

In addition to the Committee's authority set forth elsewhere, in order to maintain a Participant's rights in the event of any Change of Control or Dissolution Event described under Articles 15 and 16, the Committee, as constituted before the Change of Control or Dissolution Event, is hereby authorized, and has sole discretion, as to any Award, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:

     (a)     provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee;

     (b)     provide for the purchase of any Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Participant's rights in the Award had the Award been currently exercisable or payable;

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     (c)     adjust any outstanding Award as the Committee deems appropriate to reflect the Change of Control or Dissolution Event;

     (d)     cause any outstanding Award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after a Change of Control or successor following a Dissolution Event; or

     (e)     the Committee may, in its discretion, include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

ARTICLE 18
MISCELLANEOUS PROVISIONS

     18.1     Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Code Section 409A and related regulations and U.S. Treasury pronouncements ("Section 409A"), that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant's rights to an Award.

     18.2     Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.

     18.3     No Right to Continued Employment. Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment or service with the Company or any Subsidiary.

     18.4     Indemnification of Board and Committee. No member of the Board of Directors of the Company or the Committee, nor any officer or employee of the Company acting on behalf of the Board of Directors of the Company or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors of the Company or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

     18.5     Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

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     18.6     Compliance with Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Shares are quoted or traded (including, without limitation, Sections 162(m) and 409A or 422 of the Code), and, as a condition of any sale or issuance of Shares under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver Shares, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

     18.7     Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     18.8     Assignability. Awards may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Award shall so provide. Notwithstanding the previous sentence, the Committee, in its sole discretion, may allow for the transfer or assignment of a Participant's Award pursuant to a divorce decree or a domestic relations order, but only if such Participant is a U.S. resident.

     18.9     No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.

     18.10     Use of Proceeds. Proceeds from the sale of Shares pursuant to Awards granted under this Plan shall constitute general funds of the Company.

     18.11     Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of Delaware without giving effect to its choice of law provisions.

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     18.12     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     18.13     Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     18.14     Construction. Use of the term "including" in this Plan shall be construed to mean "including, but not limited to."

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THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
XILINX, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of XILINX, INC., a Delaware corporation ("Xilinx"), hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement of Xilinx, each dated May 30, 2007, and hereby appoints Willem P. Roelandts and Keith A. Chanroo, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of Xilinx to be held on August 9, 2007, at 11:00 a.m., Pacific Daylight Time, at Xilinx, Inc., 2050 Logic Drive, San Jose, California, 95124, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock $0.01 par value of Xilinx ("Common Stock"), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH OF WILLEM P. ROELANDTS, JOHN L. DOYLE, JERALD G. FISHMAN, PHILIP T. GIANOS, WILLIAM G. HOWARD, JR., J. MICHAEL PATTERSON, MARSHALL C. TURNER AND ELIZABETH W. VANDERSLICE AS DIRECTORS OF XILINX; FOR THE INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY’S 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN BY 2,000,000 SHARES; FOR THE INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 2007 EQUITY INCENTIVE PLAN BY 5,000,000 SHARES; FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS EXTERNAL AUDITORS FOR FISCAL YEAR 2008; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

A. PROPOSALS - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.

1.	ELECTION OF DIRECTORS:

(01) Willem P. Roelandts	☐ FOR	☐ WITHHOLD
(02) John L. Doyle	☐ FOR	☐ WITHHOLD
(03) Jerald G. Fishman	☐ FOR	☐ WITHHOLD
(04) Philip T. Gianos	☐ FOR	☐ WITHHOLD
(05) William G. Howard, Jr.	☐ FOR	☐ WITHHOLD
(06) J. Michael Patterson	☐ FOR	☐ WITHHOLD
(07) Marshall C. Turner	☐ FOR	☐ WITHHOLD
(08) Elizabeth W. Vanderslice	☐ FOR	☐ WITHHOLD

2.	PROPOSAL TO AMEND THE COMPANY'S 1990 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000 SHARES.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL TO AMEND THE COMPANY’S 2007 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 5,000,000 SHARES.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S EXTERNAL AUDITORS FOR FISCAL YEAR 2008:

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE
AND NOTE ON REVERSE SIDE

☐ HOUSEHOLDING ELECTION
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B. AUTHORIZED SIGNATURES - This section must be completed for your vote to be counted.

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:	Signature:		Date:

(Joint Owners)

Electronic Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED IN THE TITLE BAR.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by Telephone

• Call toll free 1-800-652-VOTE (8683) in the United States, Canada & Puerto Rico any time on a touch tone telephone.
  There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on August 9, 2007.

THANK YOU FOR VOTING